Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220205

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this preliminary prospectus supplement or the accompanying base prospectus to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 20, 2019

PROSPECTUS SUPPLEMENT

(To prospectus dated August 28, 2017)

5,000,000 Shares

Common Stock

We are offering 5,000,000 shares of our common stock, par value $0.01 per share.

The net proceeds of this offering will be used for general corporate purposes, which may include future acquisitions, the refinancing or repayment of debt, capital expenditures, working capital or share repurchases. See “Use of Proceeds.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MRCY.” On May 17, 2019, the last reported sale price of our common stock on the Nasdaq Global Select Market was $72.94 per share.

Investing in our common stock involves risks. See “Risk Factors” section beginning on page S-27 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted to the underwriters the right to purchase up to an additional 750,000 shares from us at the price set forth above within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver shares to purchasers on or about May     , 2019, through the book-entry facilities of the Depository Trust Company.

Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

The date of this prospectus supplement is May     , 2019

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus supplement and any accompanying prospectus supplement in connection with the offering described in this prospectus supplement and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus supplement nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus supplement or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus supplement or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus supplement or of any prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of shares of our common stock. The second part, the accompanying base prospectus dated August 28, 2017, which is part of our Registration Statement on Form S-3ASR, gives more general information, some of which does not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying base prospectus, the information in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” and “Where You Can Find More Information” in the accompanying base prospectus and in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus supplement or the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. See “Underwriting.” The information contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities.

The distribution of this prospectus supplement and the accompanying base prospectus and the offering of shares of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus do not constitute an offer, or an invitation on our behalf or the underwriters, to subscribe to or purchase any of shares of our common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

Certain Defined Terms

As used in this prospectus supplement, unless otherwise stated or the context otherwise requires:

•	“Mercury,” “we,” “our,” “us,” and “the Company” refer to Mercury Systems, Inc., a Massachusetts corporation, and its consolidated subsidiaries; and

•

“you” refers to all purchasers of shares of our common stock being offered by this prospectus supplement and the accompanying base prospectus, whether they are the holders or only indirect owners of those securities.

Cautionary Statement Regarding Forward-Looking Information

Certain statements and information in this prospectus supplement and the accompanying base prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of

1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control; and other risks that are described under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus, and our other reports filed from time to time with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date hereof, whether as a result of new information, future events or otherwise.

The Company’s last guidance was provided on April 30, 2019. The Company is not commenting on, updating or confirming this guidance in connection with this offering.

Market and Industry Data

Certain market data contained in or incorporated by reference in this prospectus supplement or the accompanying base prospectus are based on independent industry publications and reports by market research firms. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources referred to above.

Non-GAAP Financial Measures

We have included these important measures that are not calculated according to U.S. generally accepted accounting principles (“GAAP”): adjusted EBITDA, free cash flow, adjusted income from continuing operations, adjusted earnings per share (“adjusted EPS”) and organic and acquired revenue. We believe that these non-GAAP financial measures are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Adjusted EBITDA is defined as income from continuing operations before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. We use adjusted EBITDA as an important indicator of the operating performance of our business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in our operations and allocating resources to various initiatives and operational requirements. We believe that adjusted EBITDA permits a comparative assessment of our operating performance, relative to our performance based on our GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to operating performance. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. We believe that trends in our adjusted EBITDA are valuable indicators of our operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

Free cash flow, a non-GAAP financial measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs. We believe free cash flow provides investors with an important perspective on cash available for investments and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. We believe that trends in our free cash flow are valuable indicators of our operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenditures similar to the free cash flow adjustment described above, and investors should not infer from our presentation of this non-GAAP financial measure that these expenditures reflect all of our obligations which require cash.

We define adjusted income from continuing operations, a non-GAAP financial measure, as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision. Adjusted EPS, a non-GAAP financial measure, expresses adjusted income from continuing operations on a per share basis using weighted average diluted shares outstanding. Adjusted income from continuing operations and adjusted EPS exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. We believe that exclusion of these items assists in providing a more complete understanding of our underlying continuing operations results and trends and allows for comparability with our peer company index and industry. We use these measures along with the corresponding GAAP financial measures to manage our business and to evaluate our performance compared to prior periods and the marketplace.

Adjusted income from continuing operations and adjusted EPS are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of our business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The non-GAAP measures of adjusted EBITDA, free cash flow, adjusted income from continuing operations, adjusted EPS and organic and acquired revenue used in this prospectus supplement may be different from similarly titled measures used by other companies, limiting their usefulness as comparable measures. These non-GAAP financial measures should not be considered as an alternative to net income, cash flows from operating activities, income from continuing operations, earnings per share or revenue as an indicator of operating performance or liquidity.

See footnotes to the summary historical financial information under “Summary—Summary Historical Financial Information” for a description of the calculation of adjusted EBITDA and an unaudited reconciliation of adjusted EBITDA to income from continuing operations, the calculation of free cash flow and an unaudited reconciliation of free cash flow to cash flow from operating activities, the calculation of adjusted income from continuing operations and adjusted EPS and an unaudited reconciliation of income from continuing operations and diluted net EPS, to adjusted income from continuing operations and adjusted EPS and the calculation of organic revenue and acquired revenue and an unaudited reconciliation of net revenues and organic revenue and acquired revenue.

SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you in deciding whether to invest in shares of our common stock. You should read carefully this entire prospectus supplement and the accompanying base prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of Mercury and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying base prospectus.

Mercury operates on a fiscal year that ends on June 30. In the context of any discussion of our financial information in this prospectus supplement, any reference to a year or to any quarter of that year relates to the fiscal year ended on June 30.

Our Company

Mercury Systems, Inc. is a leading commercial provider of secure sensor and safety-critical mission processing subsystems. Optimized for customer and mission success, our solutions power a wide variety of critical aerospace, defense and intelligence programs. Headquartered in Andover, Massachusetts, we are pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology and business needs. We deliver affordable innovative solutions, rapid time-to-value and service and support to our defense prime contractor customers. Our products and solutions have been deployed in more than 300 programs with over 25 different defense prime contractors. Key programs include Aegis, Patriot, Surface Electronic Warfare Improvement Program (“SEWIP”), Gorgon Stare, Predator, F-35, Reaper, F-16 SABR, E2D Hawkeye, Paveway, Filthy Buzzard, PGK, ProVision, P1, AIDEWS, CDS and WIN-T. Our organizational structure allows us to deliver capabilities that combine technology building blocks and deep domain expertise in the aerospace and defense sector.

Our technologies and capabilities include secure embedded processing modules and subsystems, mission computers, secure and rugged rack-mount servers, safety-critical avionics, radio frequency (“RF”) components, multi-function assemblies and subsystems. We maintain our technological edge by investing in critical capabilities and IP (or “building blocks”) in processing and RF, leveraging open standards and open architectures to quickly adapt those building blocks into solutions for highly data-intensive applications all the way from the sensor to the network. This can encompass multiple sensor and mission processing functions – including emerging needs in artificial intelligence (“AI”). We leverage the company’s building blocks to design, build and manufacture integrated sensor processing subsystems, often including classified application-specific software and IP for the C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) and electronic warfare (“EW”) markets. We provide significant capabilities relating to pre-integrated EW, electronic attack (“EA”) and electronic counter measure (“ECM”) subsystems, signals intelligence (“SIGINT”) and electro-optical/infrared (“EO/IR”) processing technologies, and radar processing and simulation subsystems. These subsystems are deployed by our customers—defense prime contractors and the U.S. Department of Defense (“DoD”). An important component of adapting these technologies and IP for defense applications is our investment in specialized packaging, ruggedization and cooling to address challenges, often referred to as “SWaP” (size, weight, and power), that are common and unique to military use. This coupled with our domestic design, development, and manufacturing capabilities in mission computing, safety-critical avionics and platform management solutions; and RF, microwave and millimeter wave components and subsystems to meet the needs of the radar, EW, SIGINT and other high bandwidth communications requirements and applications brings significant domain expertise to our customers.

Our consolidated revenues, net income, earnings per share (“EPS”), adjusted EPS and adjusted EBITDA for the trailing four fiscal quarters ended March 31, 2019 were $630.6 million, $44.1 million, $0.92 per share, $1.83 per share and $145.1 million, respectively. Our consolidated revenues, net income, earnings per share, adjusted EPS and adjusted EBITDA for the trailing four fiscal quarters ended March 31, 2018 were $455.9 million, $39.6 million, $0.84 per share, $1.27 per share and $104.6 million, respectively. All share information is presented on a fully diluted basis. See “—Summary Historical Financial Information” for reconciliation of our adjusted EPS and adjusted EBITDA to the most directly comparable GAAP measures.

Our Business Strategy

Our strategy is built around our key strengths as a leading commercial provider of secure sensor and safety-critical mission processing subsystems. Optimized for customer and mission success, our solutions power a wide variety of critical aerospace defense and intelligence programs. We are pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. By driving this strategy consistently, we are able to help our customers, mostly defense prime contractors, reduce program cost, minimize technical risk, stay on schedule and on budget, and ensure trust and security in the supply chain for critical defense articles. Tactically, we have a reputation of relentless execution on behalf of our customers that supports the successful evolution of our strategy.

We intend to accelerate our strategic direction through continued investment in advanced new products and solutions development in the fields of radio frequency, analog-to-digital and digital-to-analog conversion, advanced multi- and many-core sensor processing systems including GPUs, safety-critical design and engineering, processing for AI, embedded security, digital storage, and digital radio frequency memory (“DRFM”) solutions, software defined communications capabilities, and advanced security technologies and capabilities. We leverage our engineering development capabilities including systems integration to accelerate our move to become a commercial outsourcing partner to the large defense prime contractors as they seek the more rapid design, development and delivery of affordable, commercially developed, open sensor processing solutions within the markets we serve. We invest in scalable manufacturing operations in the U.S. to enable rapid, cost-effective deployment of our microelectronics and secure processing solutions to our customers. Our engagement model can help lead to long-term production subsystem revenues that will continue long after the initial services are delivered.

This business model positions us to be paid for non-recurring engineering work which supplements our own internal R&D spend to team concurrently with multiple defense prime contractors as they pursue new business with the unique solutions they develop and market to the government, and to engage with our customers much earlier in the design cycle and ahead of our competition. Since July 2015, we have substantially added to our technology portfolio by adding capabilities in embedded security with the acquisitions of Lewis Innovative Technologies, Inc. (“LIT”), the custom microelectronics, RF and microwave solutions, and embedded security operations of Microsemi Corporation (the “Carve-Out Business”), and The Athena Group, Inc. (“Athena”); RF solutions and custom microelectronics solutions with the acquisitions of the Carve-Out Business, Delta Microwave, LLC (“Delta”), and Syntonic Microwave LLC (“Syntonic”); mission computing, safety-critical avionics and platform management with the CES Creative Electronic Systems, S.A. (“CES”), Richland Technologies, LLC (“RTL”), and GECO Avionics, LLC (“GECO”) acquisitions; and rugged servers, computers and storage systems with the acquisitions of Themis Computer (“Themis”), and Germane Systems, LC (“Germane”).

We believe we are the only high-tech commercial company with the technology breadth and depth and the domain expertise to build secure sensor and safety critical processing subsystems. We utilize a framework that we call the six Ss (Silicon, Speed, SWaP, Software, Security, and Safety) to invest in technologies that differentiate our solutions at the subsystem level:

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Silicon. We believe we are a leading conduit for commercial silicon innovation into the aerospace and defense market. We work directly with some silicon level technology providers as they target their products toward the defense market.

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Speed. We believe we have the highest performing, densest processing capability in the defense electronics industry. We also have some of the highest performing broadband RF capability targeting EW applications.

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SWaP. We have some of the best size, weight, power and cooling capabilities that ensure that our technology is able to run at the highest performance as well as the advanced ruggedization that is required to ensure that these technologies are able to operate consistently and effectively in the harsh environments in which they are required to operate.

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Software. We have some of the industry’s most advanced open middleware that allows our customers a very low risk integration approach to port their applications on top of our hardware platforms. Our investment in multiple generations of technology provides significant protection for our customers and their applications as we can move from one generation of processing technology to the next without our customers needing to rewrite their applications.

•	Security. We have some of the industry’s most advanced embedded security capabilities. This is an important set of technologies and capabilities to differentiate us from our competitors.

•

Safety. As platforms such as unmanned aerial vehicles operate more often in civilian airspace, the underlying hardware and software capability needs to be safety-certified. We have the capability to build subsystem solutions up to the highest safety design assurance levels (“DAL-A”).

Our Solutions and Products

Hardware Products

We offer a broad family of products designed to meet the full range of requirements in compute-intensive, signal processing and image processing applications, multi-computer interconnect fabrics, sensor interfaces and command and control functions. To maintain a competitive advantage, we seek to leverage technology investments across multiple product lines and product solutions. Examples of hardware products range from small custom microelectronics, embedded sensor processing subsystems, RF and microwave components, modules, and subsystems, rugged servers, and avionics mission computers.

We are also influential in the industry-standard organizations associated with our market segments. For example, we started the OpenVPXTM initiative with the goal of providing customers with multi-vendor interoperable hardware built to well-defined system standards. We continue to leverage our embedded high performance processing technologies with our Intel server-class processing products as well as graphics based processor (“GPGPU”) products. While this multi-computing and embedded processing technology is one of our core skills, the SWaP constraints that are encountered in connection with the high performance embedded processing applications create unique challenges. For example, to deal with the heat build-up involved in small subsystems, we introduced a key innovation designed to address this challenge. The technology is called Air-Flow-ByTM and it allows previously unattainable levels of processing power within a small footprint by effectively removing heat so the server-class processors can perform at maximum designed power limits. In rugged environments where air is limited, such as high altitude operations, our Liquid-Flow-ByTM technology has been successfully customer tested allowing maximum server-class processor performance in high altitude missions. These innovative cooling techniques for the first time allow full performance server-class processing in rugged environments enabling new and advanced modes of operation that enhance the multi-intelligence, situational awareness and EW capabilities in military platforms.

Our hardware products are typically compute-intensive and require extremely high inter-processor bandwidth and high I/O capacity. These systems often must also meet significant SWaP constraints for use in aircraft, UAVs, ships and other vehicles, and be ruggedized for use in highly demanding use environments. They can be used in both commercial industrial applications, such as transportation, exploration, communications, ground radar air traffic control, and advanced defense and intelligence applications, including space-time adaptive processing, synthetic aperture radar, airborne early warning, command, control, communication and information systems, mission planning, image intelligence and signal intelligence systems. Our products transform the massive streams of digital data created in these applications into usable information in real time. The systems can scale from a few processors to thousands of processors.

We group our products into the following categories:

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Components. Components include technology elements typically performing a single, discrete technological function, which when physically combined with other components may be used to create a module or sub-assembly. Examples include but are not limited to power amplifiers and limiters, switches, oscillators, filters, equalizers, digital and analog converters, chips, MMICs (monolithic microwave integrated circuits), and memory and storage devices.

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Modules and Sub-assemblies. Modules and sub-assemblies include combinations of multiple functional technology elements and/or components that work together to perform multiple functions but are typically resident on or within a single board or housing. Modules and sub-assemblies may in turn be combined to form an integrated subsystem. Examples of modules and sub-assemblies include but are not limited to embedded processing modules, embedded processing boards, switch fabric boards, high speed input/output boards, digital receiver boards, graphics and video processing and Ethernet and IO (input-output) boards, multi-chip modules, integrated radio frequency and microwave multi-function assemblies, tuners, and transceivers.

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Integrated Subsystems. Integrated subsystems include multiple modules and/or sub-assemblies combined with a backplane or similar functional element and software to enable a solution. These are typically but not always integrated within a chassis and with cooling, power and other elements to address various requirements and are also often combined with additional technologies for interaction with other parts of a complete system or platform. Integrated subsystems also include spare and replacement modules and sub-assemblies sold as part of the same program for use in or with integrated subsystems sold by us.

To address the current challenges facing the war fighter, our government and defense prime contractors, we have developed a new product architecture that supports a more dynamic, iterative, spiral development process by leveraging open architecture standards and leading-edge commercial technologies and products. Configured and productized as integrated subsystems, customers can rapidly and cost-effectively port and adapt their applications to changing threats.

Our open architecture is carried throughout our entire Ensemble® product line from the very small form-factor subsystems to the high-end, where ultimate processing power and reliability is of paramount importance to the mission. Our commercially-developed hardware and software product capabilities cover the entire ISR spectrum from acquisition and digitization of the signal, to processing of the signal, through the exploitation and dissemination of the information. We work continuously to improve our hardware technology with an eye toward optimization of SWaP demands, as outlined above.

Embedded systems security has become a requirement for new and emerging military programs, and our security solutions are a critical differentiator from our traditional competition. Our security solutions, combined with our next-generation secure Intel server-class product line, together with increasingly frequent mandates from the government to secure electronic systems for domestic and foreign military sales, position us well to capitalize on DoD program protection security requirements.

Software Products

We actively design, market and sell complete software and middleware environments to accelerate development and execution of complex signal and image processing applications on a broad range of heterogeneous, multi-

computing platforms. Our software suite is based on open standards and includes heterogeneous processor support with extensive high performance math libraries, multi-computing fabric support, net-centric and system management enabling services, extended operating system services, board support packages and development tools.

Our software and middleware provides customer application-level algorithm portability across rapidly evolving hardware processor types with math and input/output, or I/O, interfaces running at industry leading performance rates. In order to develop, test and integrate software ahead of hardware availability, we have invested in the notion of a Virtual Multi-Computer. The Virtual Multi-Computer model allows for concurrent engineering internally and with customers to accelerate time to deployment, improve quality and reduce development costs. In most cases, these software products are bundled together with broader solutions including hardware and/or services, while in other cases they are licensed separately.

Our multi-computer software packages are a key differentiator for our systems business and represent only a modest amount of stand-alone revenue. We generally charge a user-based development license fee and bundle software run-time licenses with our hardware. We offer a standards-based software value proposition to our customers and provide this offer through several integrated software packages and service offerings.

We also actively design, market and sell software and firmware specifically designed to protect electronic systems that are critical to national security. These capabilities include cryptographic techniques to implement capabilities such as Differential Power Analysis (“DPA”) countermeasures and Physical Unclonable Functions (“PUF”). These products are designed to meet DoD program protection requirements. Examples of our hardware intellectual property include scalable anti-tamper, cryptography, and information assurance products such as EnforcIT®, WhiteboxCRYPTO™, CodeSEAL™, InCipher™, TeraFire®, and the Phantom Sensor® family of products.

Services

As part of our strategy, we are focusing on being a commercial outsourcing partner to the large defense prime contractors as they seek the more rapid design, development and delivery of affordable, commercially developed, specialized processing solutions within the markets we serve. We deliver subsystem level engineering expertise as well as ongoing systems integration services addressing our strategy to capitalize on the multi-billion dollar subsystem market within the defense electronics market segment.

As the U.S. government mandates more open standards and as our customers are embracing more outsourcing, a major shift is occurring within the defense prime contractor community towards procurement of integrated subsystems that enable quick application level porting through standards-based methodologies. We believe that our core expertise in this area is well aligned to capitalize on this trend. By leveraging our open architecture and high performance modular product set, we provide defense prime contractors with rapid deployment and quick reaction capabilities through our professional services and systems integration offerings. This results in less risk for the defense prime contractors, shortened development cycles, quicker solution deployment and reduced lifecycle costs.

We define service revenues as revenue from activities that are not associated with the design, development, production, or delivery of tangible assets, software or specific capabilities sold by us. Examples of our service revenues include: systems engineering support, consulting, maintenance and other support, testing and installation. We combine our product and service revenues into a single class, as services revenues do not exceed 10 percent of total revenues.

Recent Acquisitions

We have a track record of making acquisitions and integrating them to drive value through revenue and cost synergies. The ten acquisitions completed since July 1, 2015 are described below.

Acquisition of Lewis Innovative Technologies, Inc.

In December 2015, we acquired LIT. Embedded systems security has become a requirement for new and emerging military programs, and LIT’s security solutions significantly extended our capabilities and leadership in secure computing. LIT’s solutions, combined with our next-generation secure Intel server-class product line, rugged server product line, and custom microelectronics capabilities, together with increasingly frequent mandates from the government to secure electronic systems for domestic and foreign military sales, position us well to capitalize on DoD program protection security requirements.

Acquisition of the Microsemi Carve-Out Business

In May 2016, we acquired the Carve-Out Business from Microsemi Corporation. The Carve-Out Business is a leader in the design, development, and production of sophisticated electronic subsystems and components for use in high technology products for aerospace and defense markets. The Carve-Out Business’ defense electronics solutions include high-density rugged memory modules, secure solid-state drives, secure GPS receiver modules, high-power RF amplifiers, millimeter-wave modules and subsystems, and specialized software and firmware for embedded security applications. The Carve-Out Business’ customers, which include many significant defense prime contractors, outsource many of their electronic design and manufacturing requirements to the Carve-Out Business as a result of its specialized capabilities in packaging electronics for SWaP constrained environments, its focus on security and the unique requirements of defense applications, and its expertise in RF and microwave technologies. The Carve-Out Business’ products and technologies are used in a variety of defense applications, including missiles and precision-guided munitions, fighter and surveillance aircraft, airport security portals, and advanced electronic systems for radar and EW.

Acquisition of CES Creative Electronic Systems S.A.

In November 2016, we acquired CES. Based in Geneva, Switzerland, CES is a leading provider of embedded solutions for military and aerospace mission critical computing applications. CES specializes in the design, development and manufacture of safety-certifiable product and subsystems solutions including: primary flight control units, flight test computers, mission computers, command and control processors, graphics and video processing and avionics-certified Ethernet and IO. CES has decades of experience designing subsystems deployed in applications certified up to the highest levels of design assurance. CES products and solutions are used on platforms such as aerial refueling tankers and multi-mission aircraft, as well as several types of unmanned platforms.

The addition of CES added important and complementary capabilities in mission computing, safety-critical avionics and platform management that are in demand from our customers. These new capabilities also substantially expanded our addressable market into commercial aerospace, defense platform management, C4I and mission computing markets that are aligned to our existing market focus. CES also expanded our international presence and gave us better access to non-U.S. markets.

Acquisition of Delta Microwave, LLC

In April 2017, we acquired Delta. Based in Oxnard, California, Delta is a leading designer and manufacturer of high-value RF, microwave and millimeter wave sub-assemblies and components for the military, aerospace, and space markets.

The acquisition of Delta is an excellent fit for our market and content expansion strategy. Delta’s strengths are in high-power, high-frequency active and passive microwave components and sub-assemblies, particularly in GaN solid-state power amplifiers. These new capabilities added scale and breadth to our existing RF, microwave and millimeter wave portfolio, expanded our addressable market into satellite communications, datalinks and space launch—markets that are well- aligned with our existing market focus—and deepened our penetration into our core radar, EW, and precision-guided munitions markets.

Additionally, Delta has a strong position on a number of franchise U.S. and international defense programs such as F-35, Paveway, MALD, and Rivet Joint that complement our presence. Delta has strong relationships with space OEMs, supplying future manned spaceflight missions as well as military and commercial satellite programs, representing a new growth area for Mercury.

Acquisition of Richland Technologies L.L.C.

In July 2017, we acquired RTL. Based in Duluth, Georgia, RTL specializes in safety-critical and high integrity systems, software, and hardware development as well as safety-certification services for mission-critical applications. In addition, RTL is a leader in safety-certifiable embedded graphics software for commercial and military aerospace applications. The acquisition complements our acquisitions of CES in November 2016 and GECO Avionics in January 2019 by providing additional capabilities in safety-critical markets as well as the opportunity to leverage RTL’s and GECO’s U.S. presence and expertise. Together, the RTL, CES and GECO acquisitions position us uniquely as a leading provider of secure and safety-critical processing subsystems for aerospace and defense customers.

These new capabilities enhanced our market penetration in commercial aerospace, defense platform management, C4I and mission computing—markets that are very closely aligned with our existing market focus.

Acquisition of Themis Computer

In February 2018, we acquired Themis. Based in Fremont, California, Themis is a leading designer, manufacturer and integrator of commercial, SWaP-optimized rugged servers, computers and storage systems for U.S. and international markets. The Themis acquisition represented our first acquisition in the rugged server domain. Themis allowed us to expand our presence in the command, control and intelligence (“C2I”) market on existing platforms such as Aegis through the Common Processing System (“CPS”) and Common Display System (“CDS”) programs. Themis also added new ground platforms to our program portfolio, such as WIN-T.

The acquisition of Themis represented an important platform acquisition for us in the rugged server domain and lead to the subsequent acquisition of Germane in July 2018.

Acquisition of Germane Systems, LC

In July 2018, we acquired Germane. Based in Chantilly, Virginia, Germane is a leading provider of rugged servers for C2I applications, which we combined with our February 2018 acquisition of Themis. The acquisition of Germane provided an east coast presence for our rugged server platform and added important new subsurface programs, such as ARCI and SWFTS, and airborne programs, such as KC-46 and P-8.

Themis and Germane have a highly complementary market focus and a strategic program portfolio with programs spanning from airborne to ground to undersea. Approximately 80% of Germane programs by revenue are subsurface and airborne while approximately 80% of Themis revenue is surface Navy and ground. With these two acquisitions, we have created a C2I rugged server business of over $100 million in annual revenues with programs across multiple platform domains. We intend to drive incremental growth combining the Themis and Germane channels, particularly where the government has authority over compute architecture. With our existing processing and embedded security capabilities, we can increase value-add and content expansion opportunities by adding security, storage and other technologies and capabilities to the Themis and Germane solution sets, providing the end-customer with a variety of offerings to suit the customer’s processing, security and budget requirements. These two acquisitions further provide us with opportunities to rationalize product portfolio and costs in order to optimize operations, improve competitiveness and achieve cost synergies.

Acquisition of GECO Avionics, LLC

In January 2019, we acquired GECO. Based in Mesa, Arizona, GECO has over twenty years of experience designing and manufacturing affordable safety-critical avionics and mission computing solutions. GECO’s DO-254 certified hardware solutions include mission processors, airborne displays, video processing and aviation networking. GECO also specializes in DO-178 avionics software design up to DAL-A, the highest level of design assurance for flight management, aircraft condition monitoring, display and electronic flight instrumentation applications. GECO’s technologies are deployed on numerous military platforms such as the AH-64 Apache attack helicopter and the KC-46A Pegasus widebody multirole tanker, among others.

The acquisition complements our acquisitions of CES in November 2016 and RTL in July 2017 by providing additional capabilities in safety-critical markets as well as the opportunity to leverage RTL’s and GECO’s U.S. presence and expertise. Together, the RTL, CES and GECO acquisitions position us uniquely as a leading provider of secure and safety-critical processing subsystems for aerospace and defense customers. These new capabilities enhanced our market penetration in commercial aerospace, defense platform management, C4I and mission computing—markets that are very closely aligned with our existing market focus.

Acquisition of The Athena Group, Inc.

In April 2019, we acquired Athena. Based in Gainesville, Florida, Athena is a leading provider of cryptographic and countermeasure IP vital to securing defense computing systems. A world leader in differential power analysis (“DPA”) technology, Athena offers a complete portfolio of provable DPA-resistant solutions. Athena’s sophisticated patented technologies meet mandated DoD requirements and mitigate reverse engineering attempts on mission-critical systems. Embedded in millions of ASIC and next-generation FPGA devices, Athena’s solutions are designed to solve today’s toughest security obstacles, enabling key applications such as artificial intelligence, mobile communications and cloud computing.

Athena’s security solutions significantly extended our capabilities and leadership in secure computing. Athena’s solutions, combined with our next-generation secure Intel server-class product line, rugged server product line, and custom microelectronics capabilities, together with increasingly frequent mandates from the government to secure electronic systems for domestic and foreign military sales, position us well to capitalize on DoD program protection security requirements.

Acquisition of Syntonic Microwave LLC

In April 2019, we acquired Syntonic. Based in Campbell, California, Syntonic is a leading provider of advanced synthesizers, wideband phase coherent tuners and microwave converters optimized for signals intelligence and electronic intelligence applications demanding frequency coverage up to 40 GHz with 2 GHz instantaneous bandwidth. To address the rapidly evolving needs across the defense industry, the entire Syntonic product portfolio was designed for modularity, configurability and rapid prototyping in order to deliver unparalleled performance for next-generation EW applications.

Syntonic’s capabilities are highly complementary with our existing portfolio of analog-to-digital, digital-to-analog conversion products and other embedded sensor processing products and strengthen our ability to meet current and emerging technical challenges in EW and SIGINT domains.

Our Market Opportunity

Our market opportunity is defined by the growing demand for domestically designed and manufactured secure sensor and safety-critical mission processing capabilities for critical aerospace, defense and intelligence applications. Historically, our primary market has been centered on bringing commercially available technologies to the defense sector, specifically C4I systems, sensor processing and EW systems; and commercial markets, which include commercial aerospace communications and other commercial computing applications. We believe we are well-positioned in growing, sustainable market segments of the defense sector that rely on advanced technologies to improve warfighter capability and provide enhanced force protection capabilities. The acquisitions of the Carve-Out Business, Delta and Syntonic further improved our ability to compete successfully in these market segments by allowing us to offer an even more comprehensive set of closely related capabilities. The CES, RTL, and GECO acquisitions provided us new capabilities that substantially expanded our addressable market into commercial aerospace, defense platform management and mission computing markets that are aligned to our existing market focus. The additions of Themis and Germane provided us with new capabilities and positioned us with a significant footprint within the C2I rugged server business. Our organic investments as well as the acquisitions of LIT, the Carve-Out Business, and Athena added to our portfolio of embedded security products that can be leveraged across our businesses.

We believe there are a number of evolving trends that are reshaping our target markets and accordingly provide us with attractive growth opportunities. These trends include:

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The aerospace and defense electronics market is expected to grow in 2019 and beyond. According to Renaissance Strategic Advisors (“RSA”), the global aerospace and defense electronics market is estimated to be $125 billion in 2019, growing to $151 billion by 2023. Within this global market, RSA estimates that the U.S. defense electronics market will be approximately $69 billion in 2019, growing to $85 billion in 2023. The aerospace and defense electronics marketplace consists of two primary subsegments: (i) C4I and (ii) sensor and effector mission systems. C4I encompasses platform and mission management, which include avionics and vetronics, C2I, which includes command and control and intelligence, and dedicated communications processing. Sensor and effector mission systems are primarily different types of sensor modalities such as EW, radar, EO/IR, and acoustics as well as weapons systems such as missiles and munitions. Within the tier 2 C4I market in which we participate, RSA estimates the market for 2019 to be $6.7 billion for platform and mission management, $8.1 billion for C2I, and $8.2 billion for dedicated communications. RSA estimates the compound annual growth rate (“CAGR”) from 2018-2023 for these markets to be 6.5% for platform and mission management, 6.2% for C2I, and 5.8% for dedicated communications. Within the tier 2 sensor and effector mission systems market in which we participate, RSA estimates the market for 2019 to be $4.5 billion for EW, $5.1 billion for radar, $1.9 billion for EO/IR, $1.2 billion for acoustics, and $3.1 billion for weapons systems. RSA estimates the 2018-2023 CAGR for these markets to be 5.2% for EW, 6.2% for radar, 6.5% for EO/IR, 6.5% for acoustics, and 8.1% for weapons systems. Within the context of the overall U.S. defense budget and spending for defense electronics specifically, we believe the C4ISR, EW, guided missiles and precision munitions, and ballistic missile defense market segments have a high priority for future DoD spending. We continue to build on our strengths in the design and development of performance optimized electronic subsystems for these markets, and often team with multiple defense prime contractors as they bid for projects, thereby increasing our chance of a successful outcome. We expect to continue our above industry-average growth.

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The rapidly expanding demand for tactical ISR is leading to significant growth in sensor data being generated, leading to even greater demand for the capability of our products to securely store and process data onboard platforms. An increase in the prevalence and resolution of ISR sensors is generating significant growth in the associated data that needs to be stored and turned into information for the warfighter in a timely manner. In addition, several factors are driving the defense and intelligence industries to demand greater capability to collect, store, and process data onboard the aircraft, UAVs, ships and other vehicles, which we refer to collectively as platforms. These factors include the limited communications bandwidth of existing platforms, the need for platforms that can operate more autonomously and possibly in denied communications environments, the need for platforms with increased persistence to enable them to remain in or fly above the battlefield for extended periods, and the need for greater onboard processing capabilities. In addition, the advent of sophisticated AI algorithms is beginning to revolutionize the ability of sensor processing systems to intelligently and efficiently process and act upon these large data sets. Standard computing architectures and computing platforms currently do not offer the level of performance needed to optimize existing AI algorithms, creating an additional opportunity for advanced processing capabilities onboard the platform.

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Rogue nations’ missile programs and threats from peer nations are causing greater investment in advanced new radar, EW and ballistic missile defense capabilities. There are a number of new and emerging threats, such as peer nations developing stealth technologies, including stealth aircraft, new anti-ship ballistic missiles that potentially threaten the U.S. naval fleet, and a variety of other advanced missile capabilities. Additionally, U.S. armed forces require enhanced signals intelligence and jamming capabilities. In response to these emerging threats, we have participated in key DoD programs, including Aegis, Patriot, SEWIP, a large ground-based radar, F-22 Raptor, F-35 Joint Strike Fighter and upgrade programs for the F-15 and F-16.

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The long-term DoD budget pressure is pushing more dollars toward upgrades of the electronic subsystems on existing platforms, which may increase demand for our products. The DoD is moving from major new weapons systems developments to upgrades of the electronic subsystems on existing platforms. These upgrades are expected to include more sensors, signal processing, ISR algorithms, multi-intelligence fusion and exploitation, computing and communications. We believe that upgrades to provide new urgent war fighting capability, driven by combatant commanders, are occurring more rapidly than traditional defense prime contractors can easily react to. We believe these trends will cause defense prime contractors to increasingly seek out our high-performance, cost-effective open architecture products.

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Defense procurement reform is causing the defense prime contractors to outsource more work to commercial companies and we believe that prime contractor outsourcing is our largest secular growth opportunity. RSA estimates that in 2019 the U.S. defense tier 2 embedded computing and RF market addressable by suppliers such as Mercury is approximately $19 billion. RSA estimates that the U.S. defense prime contractors currently outsource only a small percentage of their work. On a global basis the tier 2 embedded computing and RF market in 2019 is estimated by RSA to be $39 billion. The U.S. government is intensely focused on making systems more affordable and shortening their development time. In addition, the U.S. government is challenging defense prime contractors to leverage commercial technology wherever possible. This trend, along with a scarcity of technical and engineering talent in the market, is causing defense prime contractors to outsource to companies like Mercury, which we believe is our largest secular growth opportunity. As a company that provides commercial items to the defense industry, we believe our products and subsystem solutions are often more affordable than solutions with the same functionality developed by a defense prime contractor. Several factors are providing incentives for defense prime contractors to outsource more work to subcontractors with significant expertise and cost-effective technology capabilities and solutions, and we have transformed our business model over the last several years to address these long-term outsourcing trends and other needs.

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DoD security and program protection requirements are creating new opportunities for domestic sourcing and our advanced secure processing capabilities. The government is focused on ensuring that the U.S. military protects its defense electronic systems and the information held within them from nefarious activities such as tampering, reverse engineering, and other forms of advanced attacks, including cyber. The requirement to add security comes at a time when the commercial technology world continues to offshore more of the design, development, manufacturing, and support of such capabilities, making it more difficult to protect against embedded vulnerabilities, tampering, reverse engineering and other undesired activities. The DoD has a mandate to ensure both the provenance and integrity of the technology and its associated supply chain. These factors have created a unique opportunity for us to expand beyond sensor processing into the provision of technologies ranging from advanced secure processing subsystems to miniaturized custom microelectronics devices and capabilities for other on-board critical computing applications designed, developed, manufactured, and supported in the U.S.A. In addition, advanced systems sold to foreign military buyers also require protection so that the technologies, techniques and data associated with them do not become more widely available, which further enhances our market opportunity.

Our Competitive Strengths

We believe the following competitive strengths will allow us to take advantage of the evolving trends in our industry and successfully pursue our business strategy:

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Subsystem Solutions Provider for the C4ISR and EW Markets. Through our commercially developed, specialized processing subsystem solutions, we address the challenges associated with the collection and processing of massive, continuous streams of data and dramatically shorten the time that it takes to give information to U.S. armed forces at the tactical edge. Our solutions are specifically designed for flexibility and interoperability, allowing our products to be easily integrated into larger system-level solutions. Our ability to integrate subsystem-level capabilities allows us to provide solutions that most effectively address the mission-critical challenges within the C4ISR market, including multi-intelligence data fusion and AI processing onboard the platform. We leverage our deep expertise in embedded multicomputing, embedded sensor processing, with the addition of our RF microwave and millimeter subsystems and components, along with strategic investments in research and development to provide solutions across the sensor processing chain.

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Diverse Mix of Stable, Growth Programs Aligned with DoD Funding Priorities. Our products and solutions have been deployed on more than 300 different programs and over 25 different defense prime contractors. We serve high priority markets for the DoD and foreign militaries, such as UAVs, ballistic missile defense, guided missiles and precision munitions, airborne reconnaissance, EW, and have secured positions on mission-critical programs including Aegis, Predator and Reaper UAVs, F-35 Joint Strike Fighter, Patriot missile, SEWIP, and Paveway. In addition, we consistently leverage our technology and capabilities across multiple programs, providing significant operating leverage and cost savings. Our recent acquisitions allow us to participate in a broader array of programs, many with customers that are already key strategic customers of ours.

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We are a leading commercial provider of secure processing subsystems designed and made in the U.S.A. We have a portfolio of open standards architecture (“OSA”) technology building blocks across the entire sensor processing chain. We offer embedded secure processing capabilities with advanced packaging and cooling technologies that ruggedize commercial technologies while allowing them to stay cool for reliable operation. These capabilities allow us to help our customers meet the demanding SWaP requirements of today’s defense platforms. Our pre-integrated subsystems improve affordability by substantially reducing customer system integration costs and time-to-market for our solutions. System integration costs are one of the more substantial costs our customers bear in developing and deploying technologies in defense programs and platforms. Our pre-integrated solutions approach allows for more rapid and affordable modernization of existing platforms and faster deployment of new platforms.

Our strengths in this area include our position as an early and leading advocate for OSA in defense, offering Intel server class processing form factors across 3/6U OpenVPX, ATCA and rack-mount architectures, and high density, secure solutions across multiple hardware architectures to seamlessly scale to meet our customers’ SWaP requirements. In addition, we have a 30-year legacy of system management and system integration expertise that allows us to reduce technical risk, while improving affordability and interoperability. Our system integration expertise is a cornerstone in helping us support our customers in deploying pre-integrated, OSA subsystems.

As more commercial technology companies move the design, development, manufacturing, and support of their technologies offshore, the DoD is looking to domestic technology providers to develop a sustainable, U.S.-based trusted supply chain. Over the several years we have been building out our capacity for domestic manufacturing through our Advanced Microelectronics Centers (“AMC”) and our U.S. Manufacturing Operations (“USMO”). These facilities provide significant scale and capacity for our defense prime customers, who have been increasingly willing to outsource to partners with the scale needed to meet large program production requirements. In addition, USMO is a Defense Microelectronic Activity (“DMEA”)-certified, trusted manufacturing facility, which represents a significant competitive advantage.

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We provide advanced, integrated security features for our products and subsystems, addressing an increasingly prevalent requirement for DoD program security. We offer secure processing expertise that is built-in to our pre-integrated subsystems, not bolted on. By doing this we are able to provide secure building blocks that allow our customers to also incorporate their own security capabilities. This assists our customers in ensuring program protection as they deploy critical platforms and programs, all in support of DoD missions. The acquisition of the Carve-Out Business brought us new security technologies and also allowed us to provide enhanced security capabilities in areas such as memory and storage devices. The Carve-Out Business also provided us with a DMEA-certified trusted manufacturing facility for microelectronics in our Phoenix, Arizona facility. Our acquisitions of the Carve-Out Business, LIT, and Athena also added to our portfolio of sophisticated firmware and software specifically designed to secure microelectronic devices that can be leveraged across our product portfolio.

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We are pioneering a next generation business model. The DoD and the defense industrial base is currently undergoing a major transformation. Domestic political and budget uncertainty, geopolitical instability and evolving global threats have become constants. The defense budget, while stabilized in the short term, remains under pressure and R&D and technology spending are often in budgetary competition with the increasing costs of military personnel requirements, health care costs, and other important elements within the DoD and the federal budget generally. Finally, defense acquisition reform calls for the continued drive for innovation and competition within the defense industrial base, while also driving down acquisition costs. Our approach is built around a few key pillars:

•	We continue to leverage our expertise in building pre-integrated subsystems in support of critical defense programs, driving out procurement costs by lowering integration expenses of our customers.

•	We have been a pioneer in driving OSA for both embedded computing and RF.

•	The DoD has asked defense industry participants to invest their own resources into R&D. This approach is a pillar of our business model.

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Security and program protection are now critical considerations for both program modernizations as well as for new program deployment. We are now in our third generation of building secure embedded processing solutions.

•	Value-Added Subsystem Solution Provider for Defense Prime Contractors. Because of the DoD’s continuing shift toward a firm fixed price contract procurement model, an increasingly uncertain budgetary and procurement environment, and increased budget pressures from both the U.S. and allied governments, defense prime contractors are accelerating their move toward outsourcing opportunities to help mitigate the increased program and financial risk. Our differentiated secure sensor and safety-critical processing solutions offer meaningful capabilities upgrades for our customers and enable the rapid, cost-effective deployment of systems to the end customer. We believe our open architecture subsystems offer differentiated sensor processing and data analytics capabilities that cannot be easily replicated. Our solutions minimize program risk, maximize application portability, and accelerate customers’ time to market, all within a fixed-pricing contracting environment.

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Delivery of Platform-Ready Solutions for Classified Programs. We believe our integration work through our Cypress, California facility provides us with critical insights as we implement and incorporate key classified government intellectual property, including critical intelligence and signal processing algorithms, into advanced systems. This integration work provides us the opportunity to combine directly and integrate our technology building blocks along with our intellectual property into our existing embedded processing products and solutions, enabling us to deliver more affordable, platform-ready integrated ISR subsystems that leverage our OSA and address key government technology and procurement concerns. Our operations in this environment also help us identify emerging needs and opportunities to influence our future product development, so that critical future needs can be met in a timely manner with commercially-developed products and solutions.

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We have invested in advanced, domestic design and manufacturing capabilities. Over the past several years we have prioritized investments to build our internal capabilities and capacity for defense electronics design and manufacturing in the U.S. These investments include the consolidation of a number of sub-scale microelectronics manufacturing facilities into our modern AMCs as well as the establishment of our USMO in Phoenix, Arizona. In addition to the consolidation of facilities into scalable engineering and manufacturing centers of excellence, we have made the necessary investments to outfit these facilities with modern, scalable, and redundant tools and equipment to promote quality, efficiency, throughput, and redundancy. In addition we invested in our information technology (“IT”) infrastructure and business systems to meet Defense Federal Acquisition Regulation Supplement (“DFARS”) requirements for cybersecurity. These investments taken together are intended to demonstrate our commitment to meeting DoD expectations for a trusted and secure defense industrial base. Our AMCs in Hudson, New Hampshire, West Caldwell, New Jersey, Oxnard, California, and Huntsville, Alabama are strategically located near key customers and are purpose-built for the design, build and test of RF components and subsystems in support of a variety of key customer programs. Our USMO is built around scalable, repeatable, secure, affordable, and predictable manufacturing. The facility is a DMEA certified secure trusted site, certified to AS9100 quality standards and it utilizes Lean Six Sigma methodologies throughout manufacturing. The USMO is designed for efficient manufacture, enabling our customers to access the best proven technology and high performing, secure processing solutions. This allows for the most repeatable product performance, while optimizing affordability and production responsiveness.

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Long-Standing Industry Relationships. We have established long-standing relationships with defense prime contractors, the U.S. government and other key organizations in the defense industry over our 30 years in the defense electronics industry. Our customers include Airbus, BAE Systems, Boeing, Harris, L3 Technologies, Leonardo, Lockheed Martin, Northrop Grumman, and Raytheon. Over this period, we have become recognized for our ability to develop new technologies and meet stringent program requirements. We believe we are well-positioned to maintain these high-level customer engagements and enhance them through the additional relationships that our recently acquired businesses have with many of the same customers.

•	Proven Management Team. Our senior management team has developed a long-term compelling strategy for the aerospace and defense markets. Our senior management team has a history of identifying and evaluating successful business acquisition opportunities, performing in-depth due diligence, negotiating with owners and management, structuring, financing, and closing transactions and then integrating the acquired business resulting in the creation of synergies and enhanced overall returns. Having completed these critical steps to rebuild the Company and with a senior management team with significant experience in growing, scaling and acquiring businesses, we believe that we have demonstrated our operational capabilities and we are well-positioned to continue growing and scaling our business.

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Leading M&A Origination and Execution Capability. We have a strong track-record of identifying and executing strategic acquisitions. Since July 1, 2015 we have acquired ten businesses, successfully completing integration of the earlier acquired businesses with the integration of the more recent acquisitions progressing well, which are strategically aligned with Mercury. We have established an internal team that brings decades of experience across more than 100 transactions. We have developed internal processes to identify and source strategic acquisitions on a proprietary basis. A significant percentage of our acquisitions have been sourced on a proprietary basis and negotiated directly with owners. In addition, we have developed relationships with a number of investment banks and other sell-side advisors, as well as a reputation as a preferred acquirer, which allow us access to targeted or widely-marketed M&A processes. Our internal capabilities include financial, legal, and other transaction diligence, deal valuation, and deal negotiations. Where appropriate, we leverage third party advisors to supplement our internal diligence. We have a proven ability to effectively and efficiently execute numerous transactions simultaneously.

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Proven M&A Integration Capability. We have developed the internal processes and capability to integrate acquired businesses to deliver value through revenue and cost synergies. We leverage our common cultures and values as well as common processes, business systems, tools, channels and manufacturing infrastructure to accelerate growth and improve profitability in our acquired businesses.

Corporate Information

Mercury Systems, Inc. was incorporated in Massachusetts in 1981. Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “MRCY.” Our executive offices are located at 50 Minuteman Road, Andover, MA 01810. We maintain a website at www.mrcy.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying base prospectus other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus supplement. See “Incorporation by Reference.”

The Offering

The summary below describes the principal terms of this offering of shares of our common stock. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of shares of our common stock, see the section entitled “Description of the Common Stock” in the accompanying base prospectus. As used in this section, references to the “Company” mean Mercury Systems, Inc. and not any of its subsidiaries.

Issuer	Mercury Systems, Inc.

Common Stock Offered	5,000,000 shares.

Common Stock Outstanding After This Offering	53,448,701 shares.(1)

Option to Purchase Additional Shares	The underwriters have an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 750,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $350.1 million ($402.6 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and our estimated expenses related to the offering.

We intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions, the refinancing or repayment of debt, capital expenditures, working capital or share repurchases.

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of the Common Stock	For a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our common stock by Non-U.S. Holders, see “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders.”

Risk Factors	Investing in our common stock involves risks. You should carefully consider the risk factors set forth or cross-referenced in “Risk Factors” beginning on page S-27 of this prospectus supplement and the other information contained in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein, prior to making an investment in our common stock. See “Incorporation by Reference.”

Dividend Policy	We have never declared or paid cash dividends on shares of our common stock. We currently intend to retain any earnings for future growth. Accordingly, we do not anticipate that any cash dividends will be declared or paid on our common stock in the foreseeable future. See “Market Price Range of Common Stock—Dividend Policy.”

Nasdaq Global Select Market Listing	“MRCY”.

Transfer Agent and Registrar	Computershare Investor Services.

(1)

The number of shares of common stock outstanding after this offering is based on the number of shares of common stock outstanding as of April 30, 2019, and the issuance of shares of common stock in this offering, assuming no exercise of the underwriters’ option to purchase additional shares.

Summary Historical Financial Information

The following summary historical financial information as of and for each of the three years in the period ended June 30, 2018, has been derived from our audited consolidated financial statements and related notes. The historical financial information as of and for the nine months in the period ended March 31, 2019 and 2018 has been derived from our unaudited consolidated financial statements in our Form 10-Q dated May 9, 2019. The historical financial information as of and for the trailing four fiscal quarters ended March 31, 2019 and 2018 has been derived from our unaudited consolidated financial statements. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing in our Annual Report on Form 10-K for the year ended June 30, 2018 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, December 31, 2018 and September 30, 2018, all of which are incorporated by reference in this prospectus supplement and the accompanying base prospectus to the extent set forth in “Incorporation by Reference”. See also “Where You Can Find More Information” in the accompanying base prospectus and “Incorporation by Reference” in this prospectus supplement for details regarding documents incorporated by reference herein. The summary historical financial information provided below does not purport to indicate results of operations as of any future date or for any future period.

	Nine Months Ended March 31,		Trailing Four Fiscal Quarters Ended March 31,		Year Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018	2018	2017	2016
Net revenues(1)	$477,781	$340,317	$630,648	$455,925	$493,184	$408,588	$270,154
Cost of revenues	271,464	182,717	356,073	244,398	267,326	217,045	142,535

Gross margin	206,317	157,600	274,575	211,527	225,858	191,543	127,619
Operating expenses:
Selling, general and administrative	79,971	62,928	105,408	83,326	88,365	76,491	52,952
Research and development	48,579	43,950	63,436	57,844	58,807	54,086	36,388
Amortization of intangible assets	20,906	18,568	28,342	24,026	26,004	19,680	8,842
Restructuring and other charges	573	1,792	1,940	2,919	3,159	1,952	1,240
Impairment of long-lived assets	—	—	—	—	—	—	231
Acquisition costs and other related expenses	555	2,265	828	2,307	2,538	1,931	3,993

Total operating expenses	150,584	129,503	199,954	170,422	178,873	154,140	103,646

Income from operations	55,733	28,097	74,621	41,105	46,985	37,403	23,973
Interest income	342	14	360	289	32	462	131
Interest expense	(6,928)	(1,101)	(8,677)	(3,056)	(2,850)	(7,568)	(1,172)
Other (expense) income, net	(2,207)	(1,065)	(2,736)	(1,086)	(1,594)	771	2,354

Income before income taxes	46,940	25,945	63,568	37,252	42,573	31,068	25,286
Tax provision (benefit)	12,969	(4,837)	19,496	(2,334)	1,690	6,193	5,544

Net income	$33,971	$30,782	$44,072	$39,586	$40,883	$24,875	$19,742

Basic net earnings per share	$0.72	$0.66	$0.94	$0.85	$0.88	$0.59	$0.58

Diluted net earnings per share	$0.71	$0.65	$0.92	$0.84	$0.86	$0.58	$0.56

(1)

Effective July 1, 2018, we adopted the requirements of ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”) using the retrospective method. Such adoption did not have any impact to our consolidated financial statements. For more information about the impact of the adoption of ASC 606 on our financial statements, see Note B to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2018 and Note B to our unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2018, December 31, 2018 and March 31, 2019, which are incorporated by reference in this prospectus supplement. The financial information for the fiscal year ended June 30, 2018 and prior fiscal years included in our Annual Report on Form 10-K for the year ended June 30, 2018 does not reflect the adoption of ASC 606.

	Nine Months Ended March 31,		Trailing Four Fiscal Quarters Ended March 31,		Year Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018	2018	2017	2016
Weighted-average shares outstanding:
Basic	47,164	46,685	47,092	46,578	46,719	41,986	34,241

Diluted	47,783	47,473	47,720	47,485	47,471	43,018	35,097

Other data:
Net cash provided by (used in):
Operating activities	$71,548	$17,680	$97,189	$27,416	$43,321	$59,146	$36,940
Investing activities	$(99,391)	$(196,838)	$(103,430)	$(243,739)	$(200,877)	$(111,807)	$(318,208)
Financing activities	$73,892	$181,931	$74,898	$(10,184)	$182,937	$11,338	$284,894
Depreciation and amortization	$34,830	$30,320	$46,787	$39,450	$42,277	$32,269	$15,742
Purchases of property and equipment	$(17,862)	$(11,067)	$(21,901)	$(17,122)	$(15,106)	$(32,844)	$(7,885)
Adjusted EBITDA	$107,399	$76,913	$145,053	$104,583	$114,567	$92,575	$56,137
Free Cash Flow	$53,686	$6,613	$75,288	$10,294	$28,215	$26,302	$29,055
Adjusted earnings per share	$1.36	$0.95	$1.83	$1.27	$1.42	$1.15	$0.96
Balance sheet data (at end of period):
Working capital	$331,380	$260,063	$331,380	$233,821	$260,063	$173,351	$177,748
Total assets	$1,212,381	$1,064,480	$1,212,381	$1,056,946	$1,064,480	$815,745	$736,496
Long-term obligations	$306,209	$220,909	$306,209	$221,813	$220,909	$17,483	$195,808
Total stockholders’ equity	$812,382	$771,891	$812,382	$755,796	$771,891	$725,417	$473,044

The following table reconciles our net income, the most directly comparable GAAP financial measure, to our adjusted EBITDA:

	Nine Months Ended March 31,		Trailing Four Fiscal Quarters Ended March 31,		Year Ended June 30,
(in thousands)	2019	2018	2019	2018	2018	2017	2016
Net income	$33,971	$30,782	$44,072	$39,586	$40,883	$24,875	$19,742
Other non-operating adjustments, net	(155)	(798)	(152)	(905)	(795)	(1,346)	(1,137)
Interest expense (income), net	6,586	1,087	8,317	2,767	2,818	7,106	1,041
Income taxes	12,969	(4,837)	19,496	(2,334)	1,690	6,193	5,544
Depreciation	13,924	11,752	18,445	15,424	16,273	12,589	6,900
Amortization of intangible assets	20,906	18,568	28,342	24,026	26,004	19,680	8,842
Restructuring and other charges (1)	573	1,792	1,940	2,919	3,159	1,952	1,240
Impairment of long-lived assets	—	—	—	—	—	—	231
Acquisition and financing costs	2,592	4,129	3,391	4,282	4,928	2,389	4,701
Fair value adjustments from purchase accounting (2)	713	1,132	1,573	1,594	1,992	3,679	1,384
Litigation and settlement expenses (income), net	325	—	325	17	—	117	(1,925)
Stock-based and other non-cash compensation expense	14,995	13,306	19,304	17,207	17,615	15,341	9,574

Adjusted EBITDA	$107,399	$76,913	$145,053	$104,583	$114,567	$92,575	$56,137

(1)

Restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. We believe these items are non-routine and may not be indicative of ongoing operating results.

(2)

Fair value adjustments from purchase accounting for the nine months ending March 31, 2019 related to Germane and GECO inventory step-up amortization. Fair value adjustments from purchase accounting for the nine months ending March 31, 2018 relate to Themis and Delta inventory step-up amortization. Fair value adjustments from purchase accounting for fiscal year 2018 relate to Themis, CES and Delta inventory step-up amortization. Fair value adjustments from purchase accounting for fiscal year 2017 relate to the Carve-Out Business, CES and Delta inventory step-up amortization. Fair value adjustments from purchase accounting for fiscal year 2016 relate to the Carve-Out Business inventory step-up amortization.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenditures similar to the free cash flow adjustment described above, and investors should not infer from our presentation of this non-GAAP financial measure that these expenditures reflect all of our obligations which require cash.

The following table reconciles cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow:

	Nine Months Ended March 31,		Trailing Four Fiscal Quarters Ended March 31,		Year Ended June 30,
(in thousands)	2019	2018	2019	2018	2018	2017	2016
Cash flow provided by operating activities	$71,548	$17,680	$97,189	$27,416	$43,321	$59,146	$36,940
Purchases of property and equipment	(17,862)	(11,067)	(21,901)	(17,122)	(15,106)	(32,844)	(7,885)

Free cash flow	$53,686	$6,613	$75,288	$10,294	$28,215	$26,302	$29,055

Adjusted income and adjusted EPS are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the adjusted income and adjusted EPS financial adjustments described above, and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following tables reconcile net income and diluted earnings per share, the most directly comparable GAAP measures, to adjusted income and adjusted EPS:

	Nine Months Ended March 31,
(in thousands, except per share data)	2019		2018
Net income and diluted earnings per share	$33,971	$0.71	$30,782	$0.65
Amortization of intangible assets	20,906		18,568
Restructuring and other charges (1)	573		1,792
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,592		4,129
Fair value adjustments from purchase accounting (2)	713		1,132
Litigation and settlement expenses (income), net	325		—
Stock-based and other non-cash compensation expense	14,995		13,306
Impact to income taxes (3)	(8,932)		(24,648)

Adjusted income and adjusted earnings per share	$65,143	$1.36	$45,061	$0.95

Diluted weighted-average shares outstanding		47,783		47,473

	Trailing Four Fiscal Quarters Ended March 31,
(in thousands, except per share data)	2019		2018
Net income and diluted earnings per share	$44,072	$0.92	$39,586	$0.84
Amortization of intangible assets	28,342		24,026
Restructuring and other charges (1)	1,940		2,919
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,391		4,282
Fair value adjustments from purchase accounting (2)	1,573		1,594
Litigation and settlement expenses (income), net	325		17
Stock-based and other non-cash compensation expense	19,304		17,207
Impact to income taxes (3)	(11,553)		(29,147)

Adjusted income and adjusted earnings per share	$87,394	$1.83	$60,483	$1.27

Diluted weighted-average shares outstanding		47,720		47,485

	Year Ended June 30,
(in thousands, except per share data)	2018		2017		2016
Net income and diluted earnings per share	$40,883	$0.86	$24,875	$0.58	$19,742	$0.56
Amortization of intangible assets	26,004		19,680		8,842
Restructuring and other charges (1)	3,159		1,952		1,240
Impairment of long-lived assets	—		—		231
Acquisition and financing costs	4,928		2,389		4,701
Fair value adjustments from purchase accounting (2)	1,992		3,679		1,384
Litigation and settlement (income) expenses, net	—		117		(1,925)
Stock-based and other non-cash compensation expense	17,615		15,341		9,574
Impact to income taxes (3)	(27,269)		(18,602)		(9,975)

Adjusted income and adjusted earnings per share	$67,312	$1.42	$49,431	$1.15	$33,814	$0.96

Diluted weighted-average shares outstanding		47,471		43,018		35,097

(1)

Restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. We believe these items are non-routine and may not be indicative of ongoing operating results.

(2)

Fair value adjustments from purchase accounting for the nine months ending March 31, 2019 related to Germane and GECO inventory step-up amortization. Fair value adjustments from purchase accounting for the nine months ending March 31, 2018 relate to Themis and Delta inventory step-up amortization. Fair value adjustments from purchase accounting for fiscal year 2018 relate to Themis, CES and Delta inventory step-up amortization. Fair value adjustments from purchase accounting for fiscal year 2017 relate to the Carve-Out Business, CES and Delta inventory step-up amortization. Fair value adjustments from purchase accounting for fiscal year 2016 relate to the Carve-Out Business inventory step-up amortization.

(3)

Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income before income taxes. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision.

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure:

	Nine Months Ended March 31,		Trailing Four Fiscal Quarters Ended March 31,		Year Ended June 30,
(in thousands)	2019	2018	2019	2018	2018	2017	2016
Organic revenue	$382,939	$299,080	$517,297	$382,288	$433,438	$277,699	$253,516
Acquired revenue (1)	94,842	41,237	113,351	85,637	59,746	130,889	16,638

Net revenues	$477,781	$340,317	$630,648	$455,925	$493,184	$408,588	$270,154

(1)	Acquired revenue for all preceding periods presented has not been recast for comparative purposes.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risk factors described below and in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, our Quarterly Reports on Form 10-Q for the three months ended September 30, 2018, the six months ended December 31, 2018 and the nine months ended March 31, 2019 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus to the extent set forth in “Incorporation by Reference.” Some of these risk factors relate principally to our business. Other risk factors relate principally to your investment in our common stock. Before making any investment decision, you should carefully consider these risks. These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. In such case, you may lose all or part of your original investment. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operation or financial condition.

Risks Related to our Company

For a description of risks related to our Company, please refer to Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2018, and in our Quarterly Reports on Form 10-Q for the three months ended September 30, 2018, the six months ended December 31, 2018 and the nine months ended March 31, 2019, which are incorporated by reference herein.

Risks Related to the Offering

The trading price of our common stock may be volatile, which may adversely affect our business, and investors in our common stock may experience substantial losses.

Our stock price, like that of other technology companies, has been volatile. The stock market in general and technology companies in particular may continue to experience volatility. The stock prices for companies in the defense technology industry may continue to remain volatile given the uncertainty and timing of funding for defense programs. This volatility may or may not be related to our operating performance. Our operating results, from time to time, may be below the expectations of public market analysts and investors, which could have a material adverse effect on the market price of our common stock. In addition, the continued threat of terrorism in the United States and abroad and the resulting military action and heightened security measures undertaken in response to threats may cause continued volatility in securities markets. When the market price of a stock has been volatile, holders of that stock will sometimes commence securities class action litigation against the company that issued the stock. If any shareholders were to commence a lawsuit, we could incur substantial costs defending the lawsuit. Also, the lawsuit could divert the time and attention of management.

Management will have broad discretion to the use of the proceeds from this offering.

We expect to pay down debt with the proceeds of this offering but management has broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Future acquisitions may adversely affect our financial condition.

As part of our strategy for growth, we may continue to explore acquisitions or strategic alliances, which may not be completed or may not be ultimately beneficial to us.

Acquisitions may pose risks to our operations, including:

•	problems and increased costs in connection with the integration of the personnel, operations, technologies, or products of the acquired businesses;

•	unanticipated costs;

•	failure to achieve anticipated increases in revenues and profitability;

•	diversion of management’s attention from our core business;

•	adverse effects on business relationships with suppliers and customers and those of the acquired company;

•	acquired assets becoming impaired as a result of technical advancements or worse-than-expected performance by the acquired company;

•

failure to rationalize manufacturing capacity, locations, and operating models to achieve anticipated economies of scale, or disruptions to manufacturing and product design operations during the combination of facilities;

•	volatility associated with accounting for earn-outs in a given transaction;

•	entering markets in which we have no, or limited, prior experience;

•	potential loss of key employees; and

•	adversely affecting our internal control over financial reporting before the acquiree’s complete integration into our control environment.

In addition, in connection with any acquisitions or investments we could:

•	issue stock that would dilute our existing shareholders’ ownership percentages;

•	incur debt and assume liabilities;

•	obtain financing on unfavorable terms, or not be able to obtain financing on any terms at all;

•	incur amortization expenses related to acquired intangible assets or incur large and immediate write-offs;

•

incur large expenditures related to office closures of the acquired companies, including costs relating to the termination of employees and facility and leasehold improvement charges resulting from our having to vacate the acquired companies’ premises; and

•	reduce the cash that would otherwise be available to fund operations or for other purposes.

The failure to successfully integrate any acquisitions in an efficient or timely manner may negatively impact our financial condition and operating results, or we may not be able to fully realize anticipated savings. In addition, our competitors could try to emulate our acquisition strategy, leading to greater competition for scarce acquisition targets and could lead to larger competitors if they succeed in emulating our strategy.

We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

We have not declared or paid cash dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future. Furthermore, we are subject to, and may in the future become subject to, contractual restrictions on, or prohibitions against, the payment of dividends. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases. There is no guarantee that our common stock will appreciate in value or even maintain the price at which you purchased your shares, and you may not realize a return on your investment in our common stock.

If our internal controls over financial reporting are not considered effective, our business and stock price could be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal controls over financial reporting as of the end of each fiscal year, and to include a management report assessing the effectiveness of our internal controls over financial reporting in our annual report on Form 10-K for that fiscal year. Section 404 also requires our independent registered public accounting firm to attest to, and report on, management’s assessment of our internal controls over financial reporting.

Our management, including our chief executive officer and chief financial officer, does not expect that our internal controls over financial reporting will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud involving a company have been, or will be, detected. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become ineffective because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected. We cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future. A material weakness in our internal controls over financial reporting would require management and our independent registered public accounting firm to consider our internal controls as ineffective. If our internal controls over financial reporting are not considered effective, we may experience a loss of public confidence, which could have an adverse effect on our business and on the market price of our common stock.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

There is an increased potential for short sales of our common stock due to the potential sales of the shares offered by this prospectus, which could materially affect the market price of the stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Downward pressure on the market price of our common stock that may result from sales of our common stock offered by this prospectus could encourage short sales of our common stock by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Such sales of our common stock could have a tendency to depress the price of the stock, which could increase the potential for short sales and could further contribute to progressive price declines in our common stock.

We may need additional capital and may not be able to raise funds on acceptable terms, if at all. In addition, any funding through the sale of additional common stock or other equity securities could result in additional dilution to our stockholders and any funding through indebtedness could restrict our operations.

We may require additional cash resources to finance our continued growth or other future developments, including any investments or acquisitions we may decide to pursue. The amount and timing of such additional financing needs will vary principally depending on the timing of new product and service launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible into our ordinary shares could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of defense technology companies;

•	conditions of the United States and other capital markets in which we may seek to raise funds; and

•	our future results of operations, financial condition and cash flows.

We cannot assure that financing will be available in amounts or on terms acceptable to us, if at all. If we fail to raise additional funds, we may need to sell debt or additional equity securities or to reduce our growth to a level that can be supported by our cash flow. Without additional capital, we may not be able to:

•	further develop or enhance our customer base;

•	acquire necessary technologies, products or businesses;

•	expand operations in the United States and elsewhere;

•	hire, train and retain employees;

•	market our software solutions, services and products; or

•	respond to competitive pressures or unanticipated capital requirements.

This offering of shares of common stock may be dilutive and there may be future dilution of our common stock.

Except as described under the heading “Underwriting,” we are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As part of this offering, we expect to issue 5,000,000 shares of common stock (or up to 5,750,000 shares of common stock if the underwriters exercise their option to purchase additional shares in full). We expect that this offering may have a dilutive effect on our earnings per share. The actual amount of such dilution cannot be determined at this time and will be based on numerous factors.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

USE OF PROCEEDS

We estimate that the gross proceeds from the sale of our common stock in this offering will be approximately $364.7 million (or approximately $419.4 million if the underwriters exercise their option to purchase additional shares with respect to the offering in full) excluding underwriting discounts and commissions of the offering.

We intend to use the net proceeds of this offering for general corporate purposes, which may include one or more of the following:

•	the acquisition of other companies or businesses;

•	the refinancing or repayment of debt;

•	capital expenditures;

•	working capital; and

•	share repurchases.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, we will retain broad discretion over the uses of such proceeds.

MARKET PRICE RANGE OF COMMON STOCK

Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “MRCY.” The following table sets forth, for the fiscal periods indicated, the high and low sale prices per share for our common stock during such periods. Such market quotations reflect inter-dealer prices without retail markup, markdown or commission.

	High	Low
2019 Third quarter	$67.85	$43.01
Second quarter	$55.82	$41.16
First quarter	$57.26	$37.55
2018 Fourth quarter	$49.35	$30.11
Third quarter	$52.59	$41.64
Second quarter	$55.00	$47.69
First quarter	$52.00	$39.96
2017 Fourth quarter	$43.15	$36.09
Third quarter	$40.86	$29.31
Second quarter	$32.75	$22.31
First quarter	$26.37	$21.52

The closing sale price of our common stock on May 17, 2019, as reported on the Nasdaq Global Select Market, was $72.94 per share. On May 8, 2019, there were 27,000 shareholders including record and nominee holders of our common stock.

Dividend Policy

We have never declared or paid cash dividends on shares of our common stock. We currently intend to retain any earnings for future growth. Accordingly, we do not anticipate that any cash dividends will be declared or paid on our common stock in the foreseeable future.

CAPITALIZATION

The below table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2019 on:

•	an actual basis,

•	an as adjusted basis to reflect the Company’s borrowings under our revolving credit facility in April 2019 to fund the acquisitions of Athena and Syntonic, and

•

an as adjusted basis after giving effect to this offering of shares of common stock, after deducting the underwriting discount and estimated offering expenses, and assuming no exercise of the underwriters’ option to purchase additional shares.

We have estimated that the gross proceeds of this offering, without giving effect to the underwriters’ option to purchase additional shares, excluding the estimated underwriting discount, will be approximately $364.7 million.

You should read this table in conjunction with “Summary—Summary Historical Financial Information,” “Use of Proceeds,” and “Selected Historical Financial Data of the Company,” in this prospectus supplement and our consolidated financial statements and the related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and our Quarterly Reports on Form 10-Q for the periods ending September 30, 2018, December 31, 2018 and March 31, 2019, all of which are incorporated by reference into this prospectus supplement and the accompanying base prospectus to the extent set forth in “Incorporation by Reference”.

	At March 31, 2019
(in thousands)	Actual	As adjusted (for Athena & Syntonic)(1)	As adjusted (for the offering)(2)
Cash and cash equivalents	$112,515	$115,411	$155,611

Long-term debt, including current portion	$276,500	$324,500	$—

Shareholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—	—
Common stock; $0.01 par value; 85,000,000 shares authorized; 47,265,355 shares issued and outstanding, and 53,448,701 shares issued and outstanding as adjusted(3)	473	473	523
Additional paid-in capital	599,238	599,238	963,888
Retained earnings	213,939	213,939	213,939
Accumulated other comprehensive income	(1,268)	(1,268)	(1,268)

Total shareholders’ equity	812,382	812,382	1,177,082

Total capitalization	$1,088,882	$1,136,882	$1,177,082

(1)	Reflects the borrowing on the Company’s revolving credit facility in April 2019 to fund the acquisitions of Athena and Syntonic on April 18, 2019 as well as cash acquired in these acquisitions.
(2)

Represents estimated gross proceeds of this offering, without giving effect to the underwriters’ option to purchase additional shares, excluding the estimated underwriting discount, based on the closing price of our common stock on May 17, 2019.

(3)

The number of shares of common stock outstanding as adjusted is based on the number of shares of common stock outstanding as of April 30, 2019, and the issuance of shares of common stock in this offering, assuming no exercise of the underwriters’ option to purchase additional shares.

SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY

The following selected historical financial statement data was derived from our audited consolidated financial statements for the years ended June 30, 2018, 2017, 2016, 2015, and 2014 and our consolidated financial statements for the nine and trailing four fiscal quarters ended March 31, 2019, and 2018, which have not been audited, but contain all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of our financial position and results of operations for the periods presented. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. This information is only summary in form, and the selected financial data below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarterly periods ending September 30, 2018, December 31, 2018 and March 31, 2019 and our Annual Report on Form 10-K for the year ended June 30, 2018, and our consolidated financial statements and the notes thereto all of which are incorporated by reference in this prospectus supplement and the accompanying base prospectus to the extent set forth in “Incorporation by Reference”.

	Nine Months Ended March 31,[1]		Trailing Four Fiscal Quarters Ended March 31,[1]		Year Ended June 30,[1]
(in thousands, except per share amounts)	2019	2018	2019	2018	2018	2017	2016	2015	2014
Net revenues[2]	$477,781	$340,317	$630,648	$455,925	$493,184	$408,588	$270,154	$234,847	$208,729
Cost of revenues	271,464	182,717	356,073	244,398	267,326	217,045	142,535	124,628	113,985

Gross margin	206,317	157,600	274,575	211,527	225,858	191,543	127,619	110,219	94,744
Operating expenses:
Selling, general and administrative	79,971	62,928	105,408	83,326	88,365	76,491	52,952	49,010	53,685
Research and development	48,579	43,950	63,436	57,844	58,807	54,086	36,388	32,554	35,693
Amortization of intangible assets	20,906	18,568	28,342	24,026	26,004	19,680	8,842	7,008	7,328
Restructuring and other charges	573	1,792	1,940	2,919	3,159	1,952	1,240	3,175	5,443
Impairment of long-lived assets	—	—	—	—	—	—	231	—	—
Acquisition costs and other related expenses	555	2,265	828	2,307	2,538	1,931	3,993	117	—

Total operating expenses	150,584	129,503	199,954	170,422	178,873	154,140	103,646	91,864	102,149

Income (loss) from operations	55,733	28,097	74,621	41,105	46,985	37,403	23,973	18,355	(7,405)
Interest income	342	14	360	289	32	462	131	21	9
Interest expense	(6,928)	(1,101)	(8,677)	(3,056)	(2,850)	(7,568)	(1,172)	(34)	(49)
Other (expense) income, net	(2,207)	(1,065)	(2,736)	(1,086)	(1,594)	771	2,354	453	1,532

Income before income taxes	46,940	25,945	63,568	37,252	42,573	31,068	25,286	18,795	(5,913)
Tax provision (benefit)	12,969	(4,837)	19,496	(2,334)	1,690	6,193	5,544	4,366	(1,841)

Income (loss) from continuing operations	33,971	30,782	44,072	39,586	40,883	24,875	19,742	14,429	(4,072)
Loss from discontinued operations, net of taxes	—	—	—	—	—	—	—	(4,060)	(7,353)

Net income (loss)	$33,971	$30,782	$44,072	$39,583	$40,883	$24,875	$19,742	$10,369	$(11,425)

[1]

The historical results of operations information include the results of LIT from December 16, 2015, the Carve-Out Business from May 2, 2016, CES from November 4, 2016, Delta from April 3, 2017, RTL from July 3, 2017, Themis from February 1, 2018, Germane from July 31, 2018, and GECO from January 29, 2019 and accordingly the information between periods may not be comparable.

[2]

Effective July 1, 2018, we adopted the requirements of ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”) using the retrospective method. Such adoption did not have any impact to our consolidated financial statements. For more information about the impact of the adoption of ASC 606 on our financial statements, see Note B to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2018 and Note B to our unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2018, December 31, 2018 and March 31, 2019, which are incorporated by reference in this prospectus supplement. The financial information for the fiscal year ended June 30, 2018 and prior fiscal years included in our Annual Report on Form 10-K for the year ended June 30, 2018 does not reflect the adoption of ASC 606.

	Nine Months Ended March 31[1]		Trailing Four Fiscal Quarters Ended March 31,[1]		Year Ended June 30,[1]
(in thousands, except per share amounts)	2019	2018	2019	2018	2018	2017	2016	2015	2014
Basic net earnings (loss) per share:
Income (loss) from continuing operations	$0.72	$0.66	$0.94	$0.85	$0.88	$0.59	$0.58	$0.45	$(0.13)
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	—	(0.13)	(0.24)

Net income (loss)	$0.72	$0.66	$0.94	$0.85	$0.88	$0.59	$0.58	$0.32	$(0.37)

Diluted net earnings (loss) per share:
Income (loss) from continuing operations	$0.71	$0.65	$0.92	$0.84	$0.86	$0.58	$0.56	$0.44	$(0.13)
Loss from discontinued operations, net of income taxes	—	—	—	—	—	—	—	(0.13)	(0.24)

Net income (loss)	$0.71	$0.65	$0.92	$0.84	$0.86	$0.58	$0.56	$0.31	$(0.37)

Weighted-average shares outstanding:
Basic	47,164	46,685	47,092	46,578	46,719	41,986	34,241	32,114	31,000

Diluted	47,783	47,473	47,720	47,485	47,471	43,018	35,097	32,939	31,000

[1]

The historical results of operations information include the results of LIT from December 16, 2015, the Carve-Out Business from May 2, 2016, CES from November 4, 2016, Delta from April 3, 2017, RTL from July 3, 2017, Themis from February 1, 2018, Germane from July 31, 2018, and GECO from January 29, 2019 and accordingly the information between periods may not be comparable.

	Nine Months Ended March 31,[1]		Trailing Four Fiscal Quarters Ended March 31,[1]		Year Ended June 30,[1]
(in thousands)	2019	2018	2019	2018	2018	2017	2016	2015	2014
Other data:
Net cash provided by (used in):
Operating activities	$71,548	$17,680	$97,189	$27,416	$43,321	$59,146	$36,940	$32,207	$14,241
Investing activities	$(99,391)	$(196,838)	$(103,430)	$(243,739)	$(200,877)	$(111,087)	$(318,208)	$(5,598)	$(6,720)
Financing activities	$73,892	$181,931	$74,898	$(10,184)	$182,937	$11,338	$284,894	$3,905	$742
Depreciation and amortization	$34,830	$30,320	$46,787	$39,450	$42,277	$32,269	$15,742	$13,840	$15,608
Purchases of property and equipment	$(17,862)	$(11,067)	$(21,901)	$(17,122)	$(15,106)	$(32,844)	$(7,885)	$(5,984)	$(6,701)
Balance sheet data (at end of period):
Working capital	$331,380	$260,063	$331,380	$233,821	$260,063	$173,351	$177,748	$142,472	$127,375
Total assets	$1,212,381	$1,064,480	$1,212,381	$1,056,946	$1,064,480	$815,745	$736,496	$386,880	$373,712
Long-term obligations	$306,209	$220,909	$306,209	$221,813	$220,909	$17,483	$195,808	$3,457	$13,635
Total stockholders’ equity	$812,382	$771,891	$812,382	$755,796	$771,891	$725,417	$473,044	$350,138	$327,147

The following table reconciles our income (loss) from continuing operations, the most directly comparable GAAP financial measure, to our adjusted EBITDA:

	Nine Months Ended March 31,[1]		Trailing Four Fiscal Quarters Ended March 31,[1]		Year Ended June 30,[1]
(in thousands)	2019	2018	2019	2018	2018	2017	2016	2015	2014
Income (loss) from continuing operations	$33,971	$30,782	$44,072	$39,586	$40,883	$24,875	$19,742	$14,429	$(4,072)
Other non-operating adjustments, net	(155)	(798)	(152)	(905)	(795)	(1,346)	(1,137)	(786)	(1,532)
Interest expense (income), net	6,586	1,087	8,317	2,767	2,818	7,106	1,041	13	40
Income taxes	12,969	(4,837)	19,496	(2,334)	1,690	6,193	5,544	4,366	(1,841)
Depreciation	13,924	11,752	18,445	15,424	16,273	12,589	6,900	6,332	7,625
Amortization of intangible assets	20,906	18,568	28,342	24,026	26,004	19,680	8,842	7,008	7,328
Restructuring and other charges	573	1,792	1,940	2,919	3,159	1,952	1,240	3,175	5,443
Impairment of long-lived assets	—	—	—	—	—	—	231	—	—
Acquisition and financing costs	2,592	4,129	3,391	4,282	4,928	2,389	4,701	451	—
Fair value adjustments from purchase accounting	713	1,132	1,573	1,594	1,992	3,679	1,384	—	—
Litigation and settlement expenses (income), net	325	—	325	17	—	117	(1,925)	—	—
Stock-based and other non-cash compensation expense	14,995	13,306	19,304	17,207	17,615	15,341	9,574	8,640	8,999

Adjusted EBITDA	$107,399	$76,913	$145,053	$104,583	$114,567	$92,575	$56,137	$43,628	$21,990

[1]

The historical results of operations information include the results of LIT from December 16, 2015, the Carve-Out Business from May 2, 2016, CES from November 4, 2016, Delta from April 3, 2017, RTL from July 3, 2017, Themis from February 1, 2018, Germane from July 31, 2018, and GECO from January 29, 2019 and accordingly the information between periods may not be comparable.

The following table reconciles cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow:

	Nine months ended March 31,		Trailing Four Fiscal Quarters Ended March 31,		Year ended June 30,
(in thousands)	2019	2018	2019	2018	2018	2017	2016	2015	2014
Cash flow provided by operating activities	$71,548	$17,680	$97,189	$27,416	$43,321	$59,146	$36,940	$32,207	$14,241
Purchases of property and equipment	(17,862)	(11,067)	(21,901)	(17,122)	(15,106)	(32,844)	(7,885)	(5,984)	(6,701)

Free cash flow	$53,686	$6,613	$75,288	$10,294	$28,215	$26,302	$29,055	$26,223	$7,540

The following tables reconcile income (loss) from continuing operations and diluted net earnings per share, the most directly comparable GAAP measures, to adjusted income from continuing operations and adjusted EPS:

	Nine Months Ended March 31,
(in thousands, except per share data)	2019		2018
Net income and diluted earnings per share	$33,971	$0.71	$30,782	$0.65
Amortization of intangible assets	20,906		18,568
Restructuring and other charges	573		1,792
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,592		4,129
Fair value adjustments from purchase accounting	713		1,132
Litigation and settlement expenses (income), net	325		—
Stock-based and other non-cash compensation expense	14,995		13,306
Impact to income taxes	(8,932)		(24,648)

Adjusted income and adjusted earnings per share	$65,143	$1.36	$45,061	$0.95

Diluted weighted-average shares outstanding		47,783		47,473

	Trailing Four Fiscal Quarters Ended March 31,
(in thousands, except per share data)	2019		2018
Net income and diluted earnings per share	$44,072	$0.92	$39,586	$0.84
Amortization of intangible assets	28,342		24,026
Restructuring and other charges)	1,940		2,919
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,391		4,282
Fair value adjustments from purchase accounting	1,573		1,594
Litigation and settlement expenses (income), net	325		17
Stock-based and other non-cash compensation expense	19,304		17,207
Impact to income taxes	(11,553)		(29,147)

Adjusted income and adjusted earnings per share	$87,394	$1.83	$60,483	$1.27

Diluted weighted-average shares outstanding		47,720		47,485

	Year Ended June 30,
(in thousands, except per share data)	2018		2017		2016
Net income and diluted earnings per share	$40,883	$0.86	$24,875	$0.58	$19,742	$0.56
Amortization of intangible assets	26,004		19,680		8,842
Restructuring and other charges	3,159		1,952		1,240
Impairment of long-lived assets	—		—		231
Acquisition and financing costs	4,928		2,389		4,701
Fair value adjustments from purchase accounting	1,992		3,679		1,384
Litigation and settlement (income) expenses, net	—		117		(1,925)
Stock-based and other non-cash compensation expense	17,615		15,341		9,574
Impact to income taxes	(27,269)		(18,602)		(9,975)

Adjusted income and adjusted earnings per share	$67,312	$1.42	$49,431	$1.15	$33,814	$0.96

Diluted weighted-average shares outstanding		47,471		43,018		35,097

	Year Ended June 30,
(in thousands, except per share data)	2015		2014
Income (loss) from continuing operations and diluted earnings per share	$14,429	$0.44	$(4,072)	$(0.13)
Amortization of intangible assets	7,008		7,328
Restructuring and other charges	3,175		5,443
Impairment of long-lived assets	—		—
Acquisition and financing costs	451		—
Fair value adjustments from purchase accounting	—		—
Litigation and settlement (income) expenses, net	—		—
Stock-based and other non-cash compensation expense	8,640		8,999
Impact to income taxes	(6,733)		(5,773)

Adjusted income from continuing operations and adjusted earnings per share	$26,970	$0.82	$11,925	$0.38

Diluted weighted-average shares outstanding		32,939		31,000

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Nine Months Ended March 31,		Trailing Four Fiscal Quarters Ended March 31,		Year Ended June 30,
(in thousands)	2019	2018	2019	2018	2018	2017	2016	2015	2014
Organic revenue	$382,939	$299,080	$517,297	$370,288	$433,438	$277,699	$253,516	$234,847	$208,729
Acquired revenue (1)	94,842	41,237	113,351	85,637	59,746	130,889	16,638	—	—

Net revenue	$477,781	$340,317	$630,648	$455,925	$493,184	$408,588	$270,154	$234,847	$208,729

(1)	Acquired revenue for all preceding periods presented has not been recast for comparative purposes

DESCRIPTION OF INDEBTEDNESS

The following is a summary of certain provisions of the documents evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the agreements governing such indebtedness, including the definitions of certain terms referred to herein.

Revolving Credit Facilities

On May 2, 2016, we and certain of our subsidiaries, as guarantors, entered into a Credit Agreement (as amended, supplemented or otherwise modified, the “Credit Agreement”) with a syndicate of commercial banks and Bank of America, N.A. acting as the administrative agent. The Credit Agreement provides for a $750.0 million revolving credit facility (“Revolver”). As of March 31, 2019, drawings on the Revolver were $276.5 million.

On January 11, 2019, we entered into an interest rate swap (the “Swap”) with Bank of America, N.A. for a notional amount of $175.0 million. The Swap matures on September 28, 2023, coterminous with the maturity of the Revolver. The Swap effectively converts $175.0 million of our Revolver obligation from a variable interest rate to a fixed rate of 2.54%.

Maturity

The borrowings under the Credit Agreement will mature on September 28, 2023.

Interest Rates and Fees

Borrowings under the Credit Agreement bear interest, at our option, at floating rates tied to LIBOR or the prime rate plus an applicable percentage. The interest rate applicable to outstanding loans is currently set at LIBOR plus 1.25% and in future fiscal quarters will be established pursuant to a pricing grid based on our total net leverage ratio.

In addition to interest on the aggregate outstanding principal amounts of any borrowings, we will also pay a quarterly commitment fee on the unutilized commitments under the revolving credit facility, which fee is currently set at 0.25% per annum and in future fiscal quarters will be established pursuant to a pricing grid based on our total net leverage ratio. We will also pay customary letter of credit and agency fees.

Prepayments

Subject to minimum notice requirements, borrowings under the Credit Agreement may be voluntarily prepaid at any time without premium or penalty.

Covenants and Events of Default

The Credit Agreement provides for customary negative covenants, including, among other things and subject to certain significant exceptions, restrictions on the incurrence of debt or guarantees, the creation of liens, the making of certain investments, loans and acquisitions, mergers and dissolutions, the sale of assets including capital stock of subsidiaries, the payment of dividends, the repayment or amending of junior debt, altering the business conducted, engaging in transactions with affiliates and entering into agreements limiting subsidiary dividends and distributions. The Credit Agreement also requires us to comply with certain financial covenants, including a quarterly minimum consolidated cash interest charge ratio test and a quarterly maximum consolidated total net leverage ratio test.

The Credit Agreement also provides for customary representations and warranties, affirmative covenants and events of default (including, among others, the failure to make required payments of principal and interest, certain insolvency events, and an event of default upon a change of control). If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the termination of unutilized commitments, the acceleration of amounts outstanding under the Credit Agreement and all actions permitted to be taken by a secured creditor. As of March 31, 2019, we were in compliance with all covenants and conditions under the Credit Agreement.

Guarantees and Security

Our obligations under the Credit Agreement are guaranteed by certain of our material domestic wholly-owned restricted subsidiaries (the “Guarantors”). The obligations of both us and the Guarantors are secured by a perfected security interest in substantially all of our assets and the Guarantors’ assets, in each case, now owned or later acquired, including a pledge of all of the capital stock of substantially all of our domestic wholly-owned restricted subsidiaries and 65% of the capital stock of certain of our foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K dated May 2, 2016, the full text of Amendment No. 1 to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K dated May 2, 2016, and the full text of Amendment No. 3 to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K dated October 1, 2018.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock to a non-U.S. holder that purchases shares of our common stock for cash in this offering. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity for U.S. federal income tax purposes) of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) the trust is subject to the primary supervision of a U.S. court and all substantial decisions of the trust are controlled by one or more U.S. persons or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address the tax treatment of entities that are treated as partnerships, grantor trusts, or other pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships, grantor trusts, or other pass-through entities. The tax treatment of a partner in a partnership or holder of an interest in another pass-through entity that will hold our common stock generally will depend upon the status of the partner or interest holder and the activities of the partner or interest holder and the partnership or other pass-through entity, as applicable. Such a partner or interest holder should consult his, her, or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings, administrative procedures, and other guidance of the Internal Revenue Service (the “IRS”), all as in effect as of the date hereof. These authorities are subject to change and to differing interpretations, possibly with retroactive effect, which could result in U.S. federal income tax consequences different from those summarized below. No ruling has been or is expected to be sought from the IRS with respect to the matters summarized below, and there can be no assurance that the IRS will not take a contrary position regarding the U.S. federal income tax consequences of the acquisition, ownership, or disposition of our common stock by non-U.S. holders, or that any such contrary position would not be sustained by a court.

This discussion is not a complete analysis of all of the potential U.S. federal income tax consequences relating to the acquisition, ownership, and disposition of our common stock by non-U.S. holders, nor does it address any U.S. federal estate, gift or generation skipping transfer tax consequences, any tax consequences arising under any state, local, or non-U.S. tax laws, the impact of any applicable tax treaty, any consequences under the Medicare contribution tax on net investment income, the alternative minimum tax, or any consequences under U.S. federal tax laws other than income tax laws. In addition, this discussion does not address U.S. federal income tax consequences resulting from a non-U.S. holder’s particular circumstances or relating to non-U.S. holders that may be subject to special tax rules, including, without limitation:

•	non-U.S. governments, agencies or instrumentalities thereof, or entities they control;

•	“controlled foreign corporations” and their shareholders;

•	“passive foreign investment companies” and their shareholders;

•	partnerships, grantor trusts or other entities that are treated as pass-through entities for U.S. federal income tax purposes, and their owners;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	former citizens or former long-term residents of the United States;

•	banks, insurance companies or other financial institutions;

•	tax-exempt pension funds or other tax-exempt entities;

•	persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	tax-qualified retirement plans;

•	traders, brokers, or dealers in securities, commodities, or currencies;

•	persons who hold our common stock as a position in a hedging transaction, wash sale, “straddle,” “conversion transaction” or other risk reduction transaction or synthetic security;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•	persons who own or have owned, or are deemed to own or to have owned, more than 5% of our common stock (except to the extent specifically set forth below);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code; or

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in a financial statement.

Prospective investors should consult their tax advisors regarding the particular U.S. federal income, estate, gift, and generation skipping transfer tax consequences to them of acquiring, owning, and disposing of our common stock, as well as any tax consequences arising under any state, local, or foreign tax laws and any other U.S. federal tax laws. For example, there may be adverse U.S. federal estate tax consequences to a non-U.S. holder of our common stock. Prospective investors should also consult their tax advisors regarding the potential impact of any applicable income or estate tax treaty between the United States and such prospective investor’s country of residence and of the rules described below under the heading “Foreign Account Tax Compliance Act.”

Distributions on Common Stock

As described in the section entitled “Market Price Range of Common Stock—Dividend Policy,” we currently intend to retain any earnings for future growth and do not anticipate paying any dividends on our common stock in the foreseeable future. The disclosure in this section addresses the consequences should our board of directors, in the future, determine to make a distribution of cash or property with respect to our common stock (other than certain distributions of stock which may be made free of tax), or to effect a redemption that is treated for tax purposes as a distribution. Any such distribution will generally constitute a dividend for U.S. federal tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent such a distribution exceeds both our current and our accumulated earnings and profits, such excess will be allocated ratably among the shares of common stock with respect to which the distribution is made. Any such excess allocated to a share of common stock will constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in that share of common stock, reducing that adjusted tax basis, but not below zero. After the non-U.S. holder’s adjusted tax basis in a share of common stock has been reduced to zero, any remaining excess allocated to that share of common stock will be treated as gain from the sale of that share of common stock, subject to the tax treatment described below under “Gain on Disposition of Common Stock.” A non-U.S. holder’s adjusted tax basis in a share of common stock is generally the purchase price of the share, reduced by the amount of any distributions constituting a return of capital with respect to that share.

Any dividend paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. If a non-U.S. holder is eligible for benefits under an income tax treaty and wishes to claim a reduced rate of withholding, the non-U.S. holder generally will be required to provide the applicable withholding agent with a properly completed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form, certifying under penalties of perjury the non-U.S. holder’s qualification for the reduced rate. This certification must be provided to the applicable withholding agent prior to the payment of the dividend and may be required to be updated periodically. Special certification requirements apply to non-U.S. holders that hold common stock through certain foreign intermediaries. Non-U.S. holders that do not timely provide the required certifications, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If we are not able to determine whether or not a distribution will exceed current and accumulated earnings and profits at the time the distribution is made, we may withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold to the extent attributable to the portion of the distribution in excess of our current and accumulated earnings and profits.

Unless an applicable income tax treaty provides otherwise, if a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the U.S., and dividends paid on the common stock are effectively connected with the non-U.S. holder’s U.S. trade or business, the non-U.S. holder will be exempt from U.S. federal withholding tax on the dividends. To claim the exemption, the non-U.S. holder must furnish a properly executed IRS Form W-8ECI (or other applicable form) prior to the payment of the dividends. Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. persons (as defined in the Code), unless an applicable income tax treaty provides otherwise. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes also may be subject to an additional branch profits tax equal to 30% (or such lower rate as is specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) of its earnings and profits that are effectively connected with a U.S. trade or business, as adjusted for certain items.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange, or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. holder will generally be required to pay tax on the gain derived from the sale, exchange, or other taxable disposition (net of certain deductions or credits) under regular graduated U.S. federal income tax rates generally applicable to U.S. persons, and in the case of a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes, such non-U.S. holder may be subject to a branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on its earnings and profits that are effectively connected with a U.S. trade or business, as adjusted for certain items;

•

the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year in which the sale, exchange, or other taxable disposition occurs and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as is specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on the net gain derived from the sale, exchange, or other taxable disposition, which gain may be offset by certain U.S. source capital losses (even though the non-U.S. holder is not considered a resident of the U.S.) provided that the non-U.S. holder has timely filed U.S. federal income tax returns reporting those losses; or

•

our common stock is a “United States real property interest” by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the five-year period preceding such sale, exchange or other taxable disposition (or the non-U.S. holder’s holding period, if shorter).

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe we are not now and we do not anticipate becoming a USRPHC. However, there can be no assurance that we are not now a USRPHC or will not become one in the future. Even if we are or become a USRPHC, for so long as our common stock is “regularly traded,” as defined by applicable U.S. Treasury regulations, on an established securities market, sales of our common stock generally will not be subject to tax for non-U.S. holders that have not held more than 5% of our common stock, actually or constructively, at any time during the five-year period preceding such non-U.S. holder’s sale, exchange or other taxable disposition of our common stock (or the non-U.S. holder’s holding period, if shorter). If we are determined to be a USRPHC and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations (or other specified U.S. connections) generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is established under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) generally impose withholding tax on certain types of payments made to “foreign financial institutions” (as defined in the Code) and other non-U.S. entities (whether such foreign financial institutions and other non-U.S. entities are beneficial owners or intermediaries) unless those institutions and entities meet additional certification, information reporting and other requirements. FATCA generally imposes a 30% withholding tax on dividends on our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, (i) undertake to identify accounts held by certain U.S. persons (including certain equity and debt holders of such institution) or by U.S.-owned foreign entities, (ii) annually report certain information about such accounts, and (iii) withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, subject to certain exceptions, FATCA imposes a 30% withholding tax on the same types of payments to a “non-financial foreign entity” (as defined in the Code) unless the entity certifies that it does not have any substantial U.S. owners (which generally include any U.S. persons who directly or indirectly own more than 10% of the entity) or furnishes identifying information regarding each such substantial U.S. owner or agrees to report that information to the IRS. Withholding under FATCA generally will not be reduced or limited by bilateral income tax treaties. However, intergovernmental agreements between the U.S. and other countries with respect to the implementation of FATCA and non-U.S. laws, regulations and other authorities enacted or issued with respect to those intergovernmental agreements may modify the FATCA requirements described above. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING

The Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, each on behalf of itself and as a representative of each of the underwriters named below, have entered into an underwriting agreement with respect to the shares of common stock offered hereby. Subject to certain conditions, each of the underwriters have agreed, severally and not jointly, to purchase the number of shares indicated opposite its name in the following table.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total	5,000,000

The underwriters are committed, severally and not jointly, to take and pay for all of the shares of common stock, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 750,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. If any additional shares are purchased pursuant to this option, the underwriters will severally, but not jointly, purchase additional shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 750,000 additional shares.

	No exercise	Full exercise
Per Share	$	$

Total	$	$

The shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $         per share from the initial public offering price. After the initial offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In connection with this offering, we and each of our directors and executive officers have agreed, subject to certain exceptions, that, for a period of 90 days after the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, directly or indirectly issue, sell, offer, pledge or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, any shares of common stock (other than the shares offered pursuant to this offering) or any securities convertible into, or exercisable or exchangeable for, common stock, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock; or publicly announce an intention to effect any such transaction.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MRCY.”

In connection with the offering, the underwriters may purchase and sell shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because shares sold by such underwriter or for such underwriter’s account have been repurchased by the other underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares and, together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the shares. As a result, the price of the shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq Global Select Market, in the over-the-counter market or otherwise.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares of our common stock to underwriters for sale to their online brokerage account holders. The representatives will allocate shares of our common stock to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares of our common stock may be sold by the underwriters to securities dealers who resell such shares to online brokerage account holders. Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by any underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their respective affiliates are agents and/or lenders under the Credit Agreement. If any of the proceeds from this offering are used for the refinancing or repayment of outstanding indebtedness under the Credit Agreement, such underwriters and/or their respective affiliates may receive a portion of those proceeds in connection with such repayment. See “Use of Proceeds.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. Shares of common stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Shares of the common stock offered hereby may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of the common stock offered hereby must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms for the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression Prospectus Directive means Directive 2003/71/EC (as amended, including, Directive 2010/73/EU and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that; (a) it has only communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FSMA”), received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would not apply to the Company; and (b) it has compiled and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the shares of common stock will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Certain legal matters in connection with the offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Mercury Systems, Inc. and subsidiaries (the Company) as of June 30, 2018 and 2017, and for each of the years in the three-year period ended June 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s report dated August 16, 2018 on the effectiveness of internal control over financial reporting as of June 30, 2018, contains an explanatory paragraph that states that the Company acquired Themis Computer (Themis) during fiscal year 2018 and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018, Themis’ internal control over financial reporting associated with 20 percent of total consolidated assets (of which 17 percent represented goodwill and intangible assets included within the scope of the assessment) and 6 percent of total consolidated revenues included in the consolidated financial statements of the Company as of and for the year ended June 30, 2018. KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Themis.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus supplement the following documents:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed on August 16, 2018;

•

Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed on November  8, 2018; Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 filed on February 7, 2019; Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 9, 2019;

•

Current Report on Form 8-K filed on October 1, 2018; Current Report on Form 8-K filed on October 29, 2018; Current Report on Form 8-K filed on October 30, 2018; Current Report on Form 8-K filed on January  24, 2019; Current Report on Form 8-K filed on January 29, 2019 (Item 7.01 only); Current Report on Form 8-K filed on April  18, 2019; and Current Report on Form 8-K filed on April 30, 2019 (Item 7.01 only); and

•	All documents filed by Mercury under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

INVESTOR RELATIONS

866.411.MRCY

Mercury Systems, Inc.

50 Minuteman Road

Andover, MA 01810

Prospectus

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

This prospectus provides you with a general description of debt and equity securities that Mercury Systems, Inc. may offer and sell, from time to time, either individually or in units. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any debt or equity securities we offer and the specific manner in which we will offer the debt or equity securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “MRCY.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is August 28, 2017.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplemental shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, on August 28, 2017 utilizing a shelf registration process. By using a shelf registration statement, we may, from time to time, issue and sell debt securities, preferred stock, common stock, warrants and/or units consisting of our common stock, preferred stock and warrants in one or more offerings. Each time we sell any of our securities we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus and the prospectus supplements provide you with a general description of the Company and our securities. For further information about our business and our securities, you should refer to the registration statement and the documents incorporated by reference described under the heading “Where You Can Find More Information.”

You should rely only on this prospectus and the information contained in the applicable prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell our securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made hereunder or thereunder shall under any circumstances imply that the information contained or incorporated by reference herein or therein is correct as of the date of such document incorporated by reference.

Unless the context otherwise requires, all references to “Mercury,” “we,” “our,” “us” or “our company” in this prospectus refer to Mercury Systems, Inc., a Massachusetts corporation.

SUMMARY

Our Company

Mercury Systems, Inc. is a leading commercial provider of secure sensor and safety critical mission processing subsystems. Optimized for customer and mission success, our solutions power a wide variety of critical defense and intelligence programs. We are pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology and business needs. We deliver affordable innovative solutions, rapid time-to-value and service and support to our defense prime contractor customers. Our products and solutions have been deployed in more than 300 programs with over 25 different defense prime contractors. Our organizational structure allows us to deliver capabilities that combine technology building blocks and deep domain expertise into electronic subsystem solutions primarily for the aerospace and defense sector.

Our technologies and capabilities include secure embedded processing modules and subsystems, mission computers, safety-critical avionics, radio frequency (“RF”) components, multi-function assemblies and subsystems. We utilize leading edge, high performance computing technologies architected by leveraging open standards and open architectures to address highly data intensive applications that include data signal, sensor and image processing while also addressing the packaging ruggedization and cooling challenges, often referred to as “SWaP” (size, weight, and power), that are common in military applications. We have design, development, and manufacturing capabilities in mission computing, safety-critical avionics and platform management solutions. In addition, we design and manufacture RF, microwave and millimeter wave components and subsystems to meet the needs of the radar, electronic warfare (“EW”), signals intelligence (“SIGINT”) and other high bandwidth communications requirements and applications.

We also provide significant capabilities relating to pre-integrated EW, electronic attack (“EA”) and electronic counter measure (“ECM”) subsystems, SIGINT and electro-optical/infrared (“EO/IR”) processing technologies, and radar environment test and simulation systems. We deploy these solutions on behalf of defense prime contractors and the Department of Defense (“DoD”), leveraging commercially available technologies and solutions (or “building blocks”) from our business and other commercial suppliers. We leverage this technology to design, build and manufacture integrated sensor processing subsystems, often including classified application-specific software and intellectual property (“IP”) for the C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance), EW, and ECM markets. We bring significant domain expertise to customers, drawing on over 25 years of experience in processing, radar, EW, SIGINT, and radar environment test and simulation.

Corporate Information

Mercury Systems, Inc. was incorporated in Massachusetts in 1981. Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “MRCY.” Our executive offices are located at 50 Minuteman Road, Andover, MA 01810 and our telephone number is (978) 256-1300. We maintain a website at www.mrcy.com. Information contained on our website does not constitute part of this prospectus other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus. See “Incorporation by Reference.”

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer.

We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. We will also include information in the prospectus supplement, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, our debt securities, preferred stock, common stock, warrants, units, or any combination of the foregoing.

In this prospectus, we refer to the debt securities, preferred stock, common stock, warrants, units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC on August 18, 2017, which are incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to export regulations, increases in tax rates, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made and are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performances. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

•	the acquisition of other companies or businesses;

•	the repayment and refinancing of debt;

•	capital expenditures;

•	working capital; and

•	other purposes as described in any prospectus supplement.

Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the financial statements and notes to the financial statements that are incorporated by reference in this prospectus.

	Year Ended June 30,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges (1)	4.1	11.1	15.7	N/A	N/A

(1)

The ratio of earning to fixed charges is calculated by dividing (a) income from continuing operations before income taxes plus fixed charges by (b) fixed charges. Fixed charges include interest expense (including amortization of debt issuance costs) and an estimate of the interest within rental expense.

We did not record earnings for any of the fiscal years ended June 30, 2014 or 2013. Accordingly, our earnings were insufficient to cover fixed charges for such periods. The amount of such deficiency during these fiscal years was approximately $5.9 million and $24.3 million, respectively.

Because we have no preferred stock issued (and have not had any issued during the fiscal years or periods shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, the following securities:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants;

•	units; or

•	any combination of the foregoing securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will identify the trustee under the applicable indenture and describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;

•

the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•

any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the New York State laws nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, New York cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may consolidate with or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, is a corporation (as defined) organized under the laws of the United States or any state and assumes the obligations (1) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (2) to duly perform and observe all of the covenants and conditions contained in the applicable indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to the applicable trustee.

Covenants

Existence. Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, and (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, as may be required by rules and regulations prescribed from time to time by the SEC.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Mercury relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series when it becomes due and payable at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series when due;

•

default in the performance or breach of any other covenant or warranty in the debt securities or in the indenture by Mercury continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

(1)	having an aggregate principal amount outstanding of at least $30,000,000; or

(2)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Mercury or any significant subsidiary of Mercury; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	with respect to any series of debt securities that are convertible, adversely affect the rights of a holder of such debt security to convert such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture in any material respect; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities (i) at any time if a default on senior debt exists and the default has resulted in the full amount of senior debt being declared due and payable or (ii) if the Trustee shall have received notice from the holders of senior debt or their representatives (a “Payment Blockage Notice”) that a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity, until the earlier of 179 days from the date of receipt of the Payment Blockage Notice or the date the default shall have been cured or waived, subject to certain limits in the indenture on the number of Payment Blockage Notices that may be given in any 360 day period . After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Mercury and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•

to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

•

direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in their sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

DESCRIPTION OF PREFERRED STOCK

The following is a description of the material terms and provisions of our preferred stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of organization and bylaws and to any applicable amendment to the articles of organization designating terms of a series of preferred stock. See “Description of Common Stock” for additional terms of our capital stock.

General

Under our articles of organization, we have authority to issue 875,000 shares of preferred stock, par value $.01 per share. The powers, preferences, rights, qualifications, limitations and restrictions of shares of our preferred stock have been fixed in amendments to our articles of organization. As of August 24, 2017, no shares of preferred stock were issued and outstanding.

Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Massachusetts General Laws and our articles of organization to fix, for each series, the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Massachusetts law. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock. When issued, the preferred stock will be fully paid and nonassessable.

Terms

You should refer to the applicable prospectus supplement relating to the preferred stock offered thereby for specific terms, including, where applicable, the following terms:

•	the distinctive serial designation and the number of shares constituting such series;

•

the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

•	the voting powers, full or limited, if any, of the shares of such series;

•	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

•	the amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the company;

•

whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

•

whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the company and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

•	the price or other consideration for which the shares of such series shall be issued;

•

whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

•	such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the board of directors may deem advisable.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up our affairs, rank:

•

senior to all classes or series of our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive cash dividends, when, as and if declared by our board of directors. We will pay dividends out of assets which are legally available for payment of dividends. We will specify the rate(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors.

Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our capital stock ranking, as to dividends, on parity with or junior to the preferred stock of such series for any period unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of such series for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

We must declare all dividends pro rata on all series of preferred stock that rank on parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bear in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that do not have cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless:

•

if such series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period;

we will not: (1) declare or pay or set aside funds to pay dividends; (2) declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on parity with the preferred stock of such series as to dividends or upon liquidation; (3) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on parity with the preferred stock of such series as to dividends; nor (4) pay any monies to or make any monies available for a sinking fund to redeem of any such shares, except by conversion into or exchange for other of our shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the current dividend period.

However, in no case will we redeem any preferred stock of a series unless we redeem all outstanding preferred stock of such series simultaneously.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If a notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:

•

authorize, or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•

amend, alter or repeal the provisions of our articles of organization or the amendment to our articles of organization designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

Notwithstanding the preceding bullet point, if the preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any of the events described above shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of organization and bylaws.

General

Under our articles of organization, we have authority to issue 85,000,000 shares of common stock, par value $.01 per share. As of July 31, 2017, 48,108,360 shares of common stock were issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

Dividends

Subject to preferential rights of any other class or series of stock, holders of common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Massachusetts law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Massachusetts law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Classified Board and Other Matters

Our board of directors is divided into three classes, each of which serves until the third annual meeting of shareholders after their election, with one class being elected each year. Under the Massachusetts General Laws, in a corporation with a classified board, shareholders may remove a director only for cause. Our bylaws require that shareholders provide the Secretary of our company with notice of the nomination of a person for election as a director (1) with respect to an election to be held at an annual meeting of stockholders or special meeting in lieu of an annual meeting, not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting and (2) in the case of a special meeting not in lieu of an annual meeting or if the annual meeting is called for a date (including any change in a date determined by the Board of Directors) not within 45 days before or after such anniversary date, not later than the close of business on the 10th day following the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Our bylaws provide that special meetings of shareholders of our company may be called only by a majority of the board of directors, the President or 40% in interest of the shareholders. Our bylaws, as well as applicable provisions of the Massachusetts General Laws, provide that no action required or permitted to be taken at any annual or special meeting of our shareholders may be taken without a meeting, unless the unanimous consent of shareholders entitled to vote on the matter is obtained. These provisions may diminish the likelihood that a potential acquiror would make an offer for our common stock or that there would otherwise be a change in control of our company.

Massachusetts Anti-takeover Laws

We are subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation with sufficient ties to Massachusetts from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person becomes an interested shareholder, unless either (1) the interested shareholder obtains the approval of the board of directors prior to becoming an interested shareholder, (2) the interested shareholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time he becomes an interested shareholder or (3) the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, but not by written consent. An interested shareholder is a person who, together with affiliates and associates, owns 5% or more of the corporation’s outstanding voting stock or who as an affiliate at any time within the prior three years did own 5% or more of the corporation’s voting stock. A “business combination” includes mergers, stock and asset sales and other transactions resulting in a financial benefit to the shareholder. We may at any time amend our articles of organization or bylaws, by vote of the holders of a majority of our voting stock, to elect not to be governed by Chapter 110F, but such an amendment would not be effective for 12 months and would not apply to a business combination with any person who became an interested shareholder prior to the date of the amendment.

Our bylaws opt out of Chapter 110D of the Massachusetts General Laws, the Massachusetts Control Share Acquisition statute.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services, N.A.

DESCRIPTION OF WARRANTS

We currently have no warrants outstanding. We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of warrants offered and the aggregate number of warrants then outstanding;

•	the price or prices at which we will issue the warrants;

•	the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each of those securities;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	whether the warrants represented by warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	a discussion of applicable United States federal income tax consequences;

•	redemption or call provisions of the debt warrants, if any; and

•	any other terms of such warrants, including terms and additional rights, preferences, privileges, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of preferred stock, shares of common stock, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Massachusetts law.

Form, Exchange and Transfer

We will issue each unit in global form only (i.e., book-entry). Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay agents in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 0-23599. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC, including after the initial filing date of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on August 18, 2017; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 7, 1998, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Mercury Systems, Inc.

50 Minuteman Road

Andover, Massachusetts 01810

(978) 256-1300

Attention: Secretary

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, Attention: Secretary. Our telephone number is (978) 256-1300. Our website is located at www.mrcy.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Mercury Systems, Inc. and subsidiaries as of June 30, 2017 and 2016, and for each of the years in the three-year period ended June 30, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s report dated August 18, 2017, on the effectiveness of internal control over financial reporting as of June 30, 2017, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of Mercury Systems, Inc. and subsidiaries’ internal control over financial reporting, as of June 30, 2017, CES Creative Electronic Systems, S.A.’s (CES) and Delta Microwave, LLC’s (Delta) internal control over financial reporting associated with 12 percent of total consolidated assets (of which 8 percent represented goodwill and intangible assets included within the scope of the assessment) and 5 percent of total consolidated revenues included in the consolidated financial statements of Mercury Systems, Inc. and subsidiaries as of and for the year ended June 30, 2017. KPMG LLP’s audit of internal control over financial reporting of Mercury Systems, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of CES and Delta.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts.

5,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

May     , 2019